$125,000,000


                           FIRST LIEN CREDIT AGREEMENT


                                      among


                            AMERICAN SKIING COMPANY,


           The Subsidiary Borrowers from Time to Time Parties Hereto,


              The Several Lenders from Time to Time Parties Hereto,


                           CREDIT SUISSE FIRST BOSTON,
                              as Syndication Agent,


                                       and


                      GENERAL ELECTRIC CAPITAL CORPORATION,
                  as Administrative Agent and Collateral Agent


                          Dated as of November 24, 2004


        GECC CAPITAL MARKETS GROUP, INC. and CREDIT SUISSE FIRST BOSTON,
                   as Co-Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                           Page

SECTION I.  DEFINITIONS........................................................1
         1.1.     Defined Terms................................................1
         1.2.     Other Definitional Provisions...............................22

SECTION II.  AMOUNT AND TERMS OF COMMITMENTS..................................22
         2.1.     Term Commitments............................................22
         2.2.     Procedure for Term Loan Borrowing...........................22
         2.3.     Repayment of Term Loans.....................................23
         2.4.     Revolving Commitments.......................................23
         2.5.     Procedure for Revolving Loan Borrowing......................24
         2.6.     Commitment Fees, etc........................................24
         2.7.     Termination or Reduction of Revolving Commitments...........25
         2.8.     Optional Prepayments........................................25
         2.9.     Mandatory Prepayments.......................................25
         2.10.    Conversion and Continuation Options.........................27
         2.11.    Limitations on Eurodollar Tranches..........................27
         2.12.    Interest Rates and Payment Dates............................27
         2.13.    Computation of Interest and Fees............................28
         2.14.    Inability to Determine Interest Rate........................28
         2.15.    Pro Rata Treatment and Payments.............................28
         2.16.    Requirements of Law.........................................30
         2.17.    Taxes.......................................................31
         2.18.    Indemnity...................................................32
         2.19.    Change of Lending Office....................................33
         2.20.    Replacement of Lenders......................................33

SECTION III.  LETTERS OF CREDIT...............................................33
         3.1.     L/C Commitment..............................................33
         3.2.     Procedure for Issuance of Letter of Credit..................34
         3.3.     Fees and Other Charges......................................34
         3.4.     L/C Participations..........................................34
         3.5.     Reimbursement Obligation of the Borrowers...................35
         3.6.     Obligations Absolute........................................36
         3.7.     Letter of Credit Payments...................................36
         3.8.     Applications................................................36

SECTION IV.  REPRESENTATIONS AND WARRANTIES...................................36
         4.1.     Financial Condition.........................................36
         4.2.     No Change...................................................37
         4.3.     Existence; Compliance with Law..............................37
         4.4.     Power; Authorization; Enforceable Obligations...............37
         4.5.     No Legal Bar................................................37
         4.6.     Litigation..................................................37
         4.7.     No Default..................................................37
         4.8.     Ownership of Property; Liens................................38
         4.9.     Intellectual Property.......................................38
         4.10.    Taxes.......................................................38

         4.11.    Federal Regulations.........................................38
         4.12.    Labor Matters...............................................38
         4.13.    ERISA.......................................................38
         4.14.    Investment Company Act; Other Regulations...................39
         4.15.    Subsidiaries................................................39
         4.16.    Use of Proceeds.............................................39
         4.17.    Environmental Matters.......................................39
         4.18.    Accuracy of Information, etc................................40
         4.19.    Security Documents..........................................40
         4.20.    Solvency....................................................41
         4.21.    Senior Indebtedness.........................................41
         4.22.    Regulation H................................................41
         4.23.    Certain Documents...........................................41
         4.24.    Forest Service Term Special Use Permits.....................41
         4.25.    Location....................................................41
         4.26.    Water Rights................................................42
         4.27.    Grand Summit Resort Properties, Inc.........................42

SECTION V.  CONDITIONS PRECEDENT..............................................42
         5.1.     Conditions to Initial Extensions of Credit..................42
         5.2.     Conditions to Each Extension of Credit......................45

SECTION VI.  AFFIRMATIVE COVENANTS............................................46
         6.1.     Financial Statements........................................46
         6.2.     Certificates; Other Information.............................47
         6.3.     Payment of Obligations......................................48
         6.4.     Maintenance of Existence; Compliance........................48
         6.5.     Maintenance of Property Insurance...........................48
         6.6.     Inspection of Property; Books and Records; Discussions;
                  Surveys.....................................................48
         6.7.     Notices.....................................................48
         6.8.     Environmental Matters.......................................49
         6.9.     Additional Collateral, New Subsidiary Borrowers, etc........50
         6.10.    Forest Service Permits......................................52
         6.11.    Agreements with Respect to Excluded Subsidiaries............52
         6.12.    Interest Rate Protection....................................52
         6.13.    Post-Closing Obligations....................................52

SECTION VII.  NEGATIVE COVENANTS..............................................52
         7.1.     Financial Condition Covenants...............................53
         7.2.     Indebtedness................................................55
         7.3.     Liens.......................................................56
         7.4.     Fundamental Changes.........................................57
         7.5.     Disposition of Property.....................................57
         7.6.     Restricted Payments.........................................59
         7.7.     Capital Expenditures........................................59
         7.8.     Investments.................................................60
         7.9.     Optional Payments and Modifications of Certain Debt
                  Instruments.................................................60
         7.10.    Transactions with Affiliates................................61
         7.11.    Sales and Leasebacks........................................61
         7.12.    Swap Agreements.............................................61
         7.13.    Changes in Fiscal Periods...................................61

         7.14.    Restrictive Agreements......................................61
         7.15.    Lines of Business...........................................62
         7.16.    Maintenance Capital Expenditures Variance...................62

SECTION VIII.  EVENTS OF DEFAULT..............................................62

SECTION IX.  THE AGENTS.......................................................65
         9.1.     Appointment.................................................65
         9.2.     Delegation of Duties........................................65
         9.3.     Exculpatory Provisions......................................65
         9.4.     Reliance by Agents..........................................66
         9.5.     Notice of Default...........................................66
         9.6.     Non-Reliance on Agents and Other Lenders....................66
         9.7.     Indemnification.............................................67
         9.8.     Agents in Their Individual Capacities.......................67
         9.9.     Successor Agents............................................67
         9.10.    Syndication Agent...........................................68

SECTION X.  MISCELLANEOUS.....................................................68
         10.1.    Amendments and Waivers......................................68
         10.2.    Notices.....................................................69
         10.3.    No Waiver; Cumulative Remedies..............................69
         10.4.    Survival of Representations and Warranties..................70
         10.5.    Payment of Expenses and Taxes...............................70
         10.6.    Successors and Assigns; Participations and Assignments......71
         10.7.    Adjustments; Set-off........................................73
         10.8.    Counterparts................................................74
         10.9.    Severability................................................74
         10.10.   Integration.................................................74
         10.11.   Governing Law...............................................74
         10.12.   Submission To Jurisdiction; Waivers.........................74
         10.13.   Acknowledgments.............................................75
         10.14.   Releases of Guarantees and Liens............................75
         10.15.   Confidentiality.............................................75
         10.16.   Joint and Several Liability of Borrowers....................76
         10.17.   Appointment of ASC as Borrowers' Agent......................77
         10.18.   Killington Indenture........................................77
         10.19.   WAIVERS OF JURY TRIAL.......................................77

SCHEDULES:

1.1A              Commitments
1.1B              Owned and Leased Real Property
1.1C              Excluded Immaterial Subsidiaries
1.1D              [Intentionally Omitted]
1.1E              New Junior Subordinated Note Terms
1.1F              Existing Letters of Credit
1.1G              Certain Non-Operating Assets
4.1               Certain Dispositions
4.4               Consents, Authorizations, Filings and Notices
4.6               Certain Litigation
4.15              Subsidiaries
4.19(a)           UCC Filings
4.19(b)           Mortgage Filings
4.22              Certain Real Property
4.24              Forest Service Permits
5.1(k)(vi)        Post-Closing Landlord Certificates
6.5(b)            Insurance Requirements
6.11              Certain Excluded Subsidiaries
6.13(b)           Certain Real Property Leases
7.2(b)            Existing Indebtedness
7.3(e)            Existing Liens
7.8(d)            Existing Investments
7.8(j)            Contemplated Sunday River Investment
7.14              Existing Restrictive Agreements
9.9               Approved Successor Agents

EXHIBITS:

A                 Form of Guarantee and Collateral Agreement
B                 Form of Compliance Certificate
C                 Form of Closing Certificate
D                 Form of Mortgage
E                 Form of Assignment and Assumption
F                 Form of Exemption Certificate
G                 Form of Subsidiary Borrower Agreement
H                 Form of Intercreditor Agreement
I                 Form of Prepayment Option Notice

                  FIRST LIEN CREDIT AGREEMENT (this "Agreement"), dated as of November 24, 2004, among AMERICAN SKIING COMPANY ("ASC"), the Subsidiary Borrowers (as hereinafter defined) from time to time party to this Agreement, the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent for the Lenders hereunder (in such capacity, "Syndication Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and as Collateral Agent under the Security Documents (as defined below) (the "Collateral Agent").

                  The parties hereto hereby agree as follows:


                             SECTION I. DEFINITIONS

     1.1.  Defined Terms.  As used in this  Agreement,  the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Additional Non-Operating Asset Sale Amount": (a) for the fiscal year of ASC ending July 2005, $3,000,000; (b) for the fiscal year of ASC ending July 2006, $5,000,000; and (c) for each fiscal year of ASC thereafter, $11,000,000.

                  "Administrative Agent": GECC, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                   "Agents": the collective reference to the Syndication Agent, the Administrative Agent and the Collateral Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposures of all Lenders at such time.

                  "Aggregate Facilities Amount": at any time, the aggregate Aggregate Exposure of all Lenders at such time.

                  "Agreement":  as defined in the preamble hereto.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                               ABR Loans                      Eurodollar Loans
        Revolving Loans          3.50%                              4.50%
        Term Loans               3.50%                              4.50%


                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Appraisal": an appraisal of the fair market value of property and business performed by ResortNorth Valuation or another Independent Appraiser
(i) delivered pursuant to Section 5.1(q) and accepted and approved by the Administrative Agent or (ii) commissioned by ASC pursuant to Section 7.1(b)(ii) or by the Required Lenders pursuant to Section 9.1(b)(iii).

                  "Appraised Value": the fair market value of the subject property determined by the most recent Appraisal or Desktop Appraisal conducted in accordance with Section 7.1(b). The fair market value of any Ski Resort Property shall be determined based on the assumption that such Ski Resort Property will be sold individually as a going concern to an unrelated third party on an arms'-length basis within a twelve-month period. For the purposes of the Desktop Appraisals, fair market value shall be determined based on the most recently available financial information of the Borrowers using the same methodology as the September 2004 desktop appraisal based on EBITDA after deduction for appropriate maintenance Capital Expenditures, as determined by the appraiser, for the Ski Resort Properties and appropriate capitalization rates as determined by the appraiser, or other normally used conventions, such as a discounted cash-flow analysis, where appropriate.

                  "Approved Fund":  as defined in Section 10.6(b).

                  "ASCRP": American Skiing Company Resort Properties, Inc., a Maine corporation.

                  "Assignee":  as defined in Section 10.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

                  "Benefitted Lender":  as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as applicable, ASC or the relevant Subsidiary Borrower and "Borrowers" mean, collectively, ASC and each Subsidiary Borrower.

                  "Borrowing Date": any Business Day specified by a Borrower as a date on which a Borrower requests the relevant Lenders to make Loans hereunder

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Salt Lake City, Utah, are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on the balance sheet of such Person. For the avoidance of doubt, "Capital Expenditures" does not include capitalized interest on Indebtedness.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Change of Control": (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of Exchange Act), excluding the Permitted Holders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) 25% of the voting power of the outstanding Capital Stock of ASC or (y) the combined voting power of such Capital Stock of the Permitted Holders; or (ii) Continuing Directors shall cease to constitute a majority of the members of the board of directors of ASC.

                  "Closing Date":  November 24, 2004.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Borrowers, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agent":  as defined in the preamble hereto.

                  "Commitment": as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

                  "Commitment Fee Rate": (a) in the case of the Revolving A Commitments, a rate per annum equal to the Applicable Margin for Term Loans that are Eurodollar Loans and (b) in the case of the Revolving B Commitments, 1.0% per annum.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.16, 2.17 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated September 2004 and furnished to certain Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of ASC and its Restricted Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of ASC and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of ASC and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period (a) net income or (loss) of ASC and its Restricted Subsidiaries on a consolidated basis for such period determined in accordance with GAAP without giving effect to extraordinary gains and losses from sales, exchanges and other dispositions of property not in the ordinary course of business, and nonrecurring items and excluding from the calculation of net income all revenues from any Excluded Subsidiary except to the extent received by ASC or any Restricted Subsidiary in cash as a loan repayment, dividend or other distribution, plus, to the extent deducted in calculating net income for such period, (b) the sum of, without duplication, (i) depreciation expense of ASC and its Restricted Subsidiaries, (ii) amortization expense of ASC and its Restricted Subsidiaries, (iii) Consolidated Interest Expense plus the non-cash portion of consolidated interest expense on Consolidated Funded Debt, (iv) income tax expense of ASC and its Restricted Subsidiaries, (v) non-cash expenses associated with the Phantom Stock Plan, (vi) other non-cash items of ASC and its Restricted Subsidiaries, and (vii) non-recurring expenses incurred in connection with the consummation of the transactions contemplated by the Loan Documents, the repayment of obligations outstanding under, and the termination of, the Existing Credit Agreement, the tender offer and consent solicitation with respect to, and the redemption of, the Senior Subordinated Notes and the exchange of the Series A Preferred Stock for, and the issuance of, the New Junior Subordinated Notes; provided that, for the fiscal quarters of ASC ended January 2004, April 2004 and July 2004, "Consolidated EBITDA" shall be deemed to be $16,204,000, $54,969,000 and $(14,335,000), respectively.

                  "Consolidated Funded Debt" means, as of each date of determination, without duplication (a) all Indebtedness for borrowed money of ASC and its Restricted Subsidiaries on that date (including all Capital Lease Obligations), (b) the aggregate amount available for drawing under all letters of credit outstanding on that date (including the Letters of Credit) for which ASC or any Restricted Subsidiary is the account party (excluding, however, the aggregate amount available for drawing under letters of credit issued to lenders and lessors of Indebtedness of the type described in clause (a) in support of such Indebtedness), and (c) the aggregate amount drawn under all letters of credit (including the Letters of Credit) for which ASC or any Restricted Subsidiary is the account party and for which the issuer of such letters of credit has not been reimbursed on that date.

                  "Consolidated Interest Expense" shall mean the cash portion of consolidated interest expense (including commitment and letter of credit fees) on Consolidated Funded Debt, as determined in accordance with GAAP.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of ASC and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of ASC or is merged into or consolidated with ASC or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of ASC) in which ASC or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by ASC or such Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of ASC to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors" means, as of any date of determination, any member of the board of directors of ASC who (i) was a member of the board of directors on the date of this Agreement or (ii) was nominated for election to the board of directors by the Permitted Holders or with the approval of at least two-thirds of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "CSFB":  as defined in the preamble hereto.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Desktop Appraisal": an appraisal of the fair market value of property and business, performed by an Independent Appraiser without conducting a site visit to such property or business, using the evaluation methodology outlined in the definition of "Appraised Value".

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of ASC organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating or imposing liability or standards of conduct concerning protection of human health, natural resources or the environment, as have been, are now or at any time hereafter are in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law, including for the avoidance of doubt the Forest Service Permits.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be reasonably selected by the Administrative Agent.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
            --------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of ASC, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income (in each case, determined in accordance with GAAP), (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by ASC and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income (determined in accordance with GAAP), (ii) the aggregate amount actually paid by ASC and its Restricted Subsidiaries (in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans and the Second Lien Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans and the Second Lien Term Loans) of ASC and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of property by ASC and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (vii) non-recurring expenses incurred in connection with the consummation of the transactions contemplated by the Loan Documents and the Second Lien Loan Documents, the repayment of obligations outstanding under the Existing Credit Agreement, the tender offer and consent solicitation with respect to, and the redemption of, the Senior Subordinated Notes and the exchange of the Series A Preferred Stock for, and the issuance of, the New Junior Subordinated Notes, to the extent deducted in arriving at such Consolidated Net Income.

                  "Excluded Subsidiaries": (i) GSRP, Community Water Company, Ski Insurance Company, Uplands Water Company, Walton Pond Apartments, Inc. and their Subsidiaries, (ii) any Subsidiary formed for the purpose of receiving Investments as described in clause (j) of Section 7.8 and (iii) the Subsidiaries of ASC designated as Excluded Immaterial Subsidiaries on Schedule 1.1C or designated by ASC and approved in writing by the Administrative Agent after the date hereof as Excluded Immaterial Subsidiaries (the Subsidiaries described in this clause (iii), the "Excluded Immaterial Subsidiaries"), provided that any such Subsidiary shall cease to be an Excluded Immaterial Subsidiary if it at any time holds assets with a fair market value of greater than $1,000,000.

                  "Existing Credit Agreement": the Credit Agreement, dated as of February 14, 2003, among ASC and the other borrowers party thereto, the lenders party thereto, and GECC, as administrative agent, as amended, supplemented or otherwise modified to the date hereof, together with all instruments and other agreements entered into by ASC or its Subsidiaries in connection therewith.

                  "Existing Issuing Lender": GECC, as issuer of the Existing Letters of Credit.

                  "Existing Junior Subordinated Note Indenture": the Indenture, dated as of August 31, 2001, between ASC and Oak Hill Capital Partners, L.P., as Trustee, as amended, supplemented or otherwise modified to the date hereof, together with all instruments and other agreements entered into by ASC or its Subsidiaries in connection therewith.

                  "Existing Junior Subordinated Notes": the subordinated notes of ASC issued pursuant to the Junior Subordinated Note Indenture.

                  "Existing Letters of Credit": the letters of credit issued by GECC under the Existing Credit Agreement which are outstanding as of the date hereof and listed on Schedule 1.1F.

                  "Facility": each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility"), (b) the Revolving A Commitments and the extensions of credit made thereunder (the "Revolving A Facility") and (c) the Revolving B Commitments and the extensions of credit made thereunder (the "Revolving B Facility").

                  "Federal Funds Effective Rate": for any day, the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter":  as defined in Section 10.5.

                  "Fee Payment Date": (a) the 15th day of each April, July, October and January and (b) the last day of the Revolving Commitment Period.

                  "Foreign Subsidiary": any Subsidiary of ASC that is not a Domestic Subsidiary.

                  "Forest Service Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization, including for the avoidance of doubt Forest Service Term Special Use Permits, that are issued by, filed with, or granted, as the case may be, by the Forest Service of the United States Department of Agriculture or by any similar state agency, with respect to any use of or conduct concerning any land or resources owned, managed, or under the jurisdiction of such agency.

                  "Forest Service Term Special Use Permits": the Term Special Use Permits issued by the Forest Service of the United States Department of Agriculture and listed on Schedule 4.24.

                  "Fully Satisfied" shall mean, with respect to the Obligations as of any date, that, on or before such date, (a) the principal of and interest accrued to such date on such Obligations (other than the aggregate undrawn amount of Letters of Credit then outstanding) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constituted Obligations (other than the aggregate undrawn amount of Letters of Credit then outstanding) shall have been paid in full in cash, (c) the Commitments shall have expired or irrevocably been terminated and (d) the aggregate undrawn amount of Letters of Credit then outstanding shall have been Fully Secured.

                  "Fully Secured" shall mean, with respect to the aggregate undrawn amount of Letters of Credit outstanding as of any date, that, on or before such date, such amount shall have been secured by the grant to the Issuing Lender by the Borrowers of a first priority, perfected security interest in, and Lien on, (a) cash or Cash Equivalents in an amount at least equal to the aggregate undrawn amount of the Letters of Credit being secured on such date or
(b) other collateral security which is acceptable to such Issuing Lender and the Administrative Agent.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then ASC and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating ASC's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "GECC":  as defined in the preamble hereto.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to ASC and its Subsidiaries.

                  "GSRP": Grand Summit Resort Properties, Inc., a Maine corporation.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by ASC and each Subsidiary Borrower, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by ASC in good faith.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Independent Appraiser": an independent appraiser with appraisal experience in the ski resort business who is not employed by ASC, the Administrative Agent or any Lender or any of their respective Affiliates and who has been approved by the Administrative Agent; provided, however, that no independent appraiser shall be prevented from acting as an "Independent Appraiser" or be prevented from rendering services to ASC unrelated to those arising under this Agreement solely because such independent appraiser was used or will be used by ASC in the future for services unrelated to those arising under this Agreement, so long as ASC has given the Administrative Agent notice of such unrelated services performed or to be performed by such Independent Appraiser.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercreditor Agreement": the Intercreditor Agreement to be executed and delivered by the Borrowers, the Collateral Agent and the Second Lien Collateral Agent (as defined in such Agreement), substantially in the form of Exhibit I.

                  "Interest Payment Date": (a) as to any ABR Loan, the 15th day of each April, July, October and January to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period, and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by ASC in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the then current Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by ASC by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period applicable thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) ASC may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans;

     (iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

     (iv) ASC shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

     (v) the first Interest Period selected for any Loan shall be required to end on the last Business Day of a calendar month and ASC shall be permitted to select an initial Interest Period of less than one month's duration in order to satisfy this requirement.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender": GECC or any agent acting on its behalf, or any other Revolving B Lender willing to act as such which is designated by the Administrative Agent after the date hereof with, so long as no Event of Default is continuing, the consent of the Borrower (such consent not to be unreasonably withheld), in each case in its capacity as issuer of any Letter of Credit.

                  "Junior Subordinated Notes": the Existing Junior Subordinated Notes and the New Junior Subordinated Notes.

                  "Junior Subordinated Note Indentures": the Existing Junior Subordinated Note Indenture and the New Junior Subordinated Note Indenture.

                  "L/C Commitment":  $6,000,000.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving B Lenders other than the Issuing Lender.

                  "Landlord Certificate":  as defined in Section 5.1(k)(vi).

                  "Lenders": as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit":  as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement

                  "Loan Documents": this Agreement, the Security Documents, the Notes, the Intercreditor Agreement and any amendment, waiver, supplement or other modification to any of the foregoing.

                  "LTM EBITDA":  as defined in Section 7.1(a).

                  "Major Casualty Event": a Recovery Event yielding gross proceeds to ASC or any of its Restricted Subsidiaries in excess of $15,000,000.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of either Revolving Facility, prior to any termination of the Revolving Commitments under such Revolving Facility, the holders of more than 50% of the Total Revolving Commitments under such Revolving Facility).

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Borrowers taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (c) the value of the Collateral.

                  "Material Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (f) or (h) of Section 7.5) that yields gross proceeds to ASC or any of its Restricted Subsidiaries in excess of $500,000, provided that a disposition of Non-Operating Assets permitted by clause (e) of Section
7.5 shall constitute a Material Asset Sale solely to the extent that permission to make such Disposition is granted pursuant to the proviso to such clause (e).

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, and any substances of any kind, in each case to the extent regulated pursuant to or that could give rise to liability under any Environmental Law.

                  "Mortgaged Properties": the real properties listed on Part A of Schedule 1.1B, as to which (or as to interests in which) the Collateral Agent for the benefit of the Administrative Agent and the Lenders shall be granted a Lien pursuant to the Mortgages as required by Section 4.19(b).

                  "Mortgages": each of the mortgages and deeds of trust made by any Borrower in favor of, or for the benefit of, the Collateral Agent for the benefit of the Administrative Agent and the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Material Asset Sale (including a Material Asset Sale made in compliance with the proviso to clause (e) of Section 7.5) or other Disposition or any Recovery Event, the proceeds thereof in the form of cash (including any such proceeds received by way of a permitted deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Disposition or Recovery Event (including any cash received upon the Disposition of any permitted non-cash consideration received upon such Disposition), net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                  "New Junior Subordinated Notes": junior subordinated notes of ASC having terms consistent with those set forth on Schedule 1.1E and otherwise containing terms reasonably satisfactory to the Agents.

                  "New Junior Subordinated Note Indenture": the indenture entered into by ASC in connection with the New Junior Subordinated Notes.

                  "Non-Excluded Taxes":  as defined in Section 2.17(a).

                  "Non-Operating Assets": (a) unused or obsolete inventory and equipment, (b) real property specified on Part I of Schedule 1.1G which is not currently used or contemplated to be used in ski resort operations of a Borrower (or, to the extent so used, for which a Borrower retains a perpetual easement for such use), (c) the assets comprising the Haystack ski area, (d) any asset consisting of commercial or base lodge space generally used for administrative, retail, or skier service purposes (but not consisting of Ski Terrain) and specified on Part II of Schedule 1.1G which ASC certifies to the Administrative Agent at the time of sale (i) will be replaced within twelve (12) months from the sale date (x) by ASC with the applicable Non-Operating Asset Sale Proceeds, or (y) by the purchaser as a contractual obligation under the applicable sale documents, and (ii) may be temporarily unavailable during the period from the sale date to the time of completion of the replacement thereof pursuant to clause (i) above, or temporarily replaced during such period, without materially affecting ASC's operations or access to any portion of the Ski Terrain and (e) other assets of the Borrowers not listed on Schedule 1.1G which otherwise meet the requirements of clause (b) or (d) of this definition, provided that the sales price of such assets does not exceed $100,000 for any such asset individually or $500,000 in the aggregate in any fiscal year. It is agreed that
Schedule 1.1G shall not be effective (and thus sales of Non-Operating Assets specified on such Schedule shall not be permitted) until the date such schedule is approved by the Required Lenders in the form in which originally delivered or as subsequently revised as requested by the Required Lenders (and the Required Lenders shall use commercially reasonable efforts to approve such schedule on or prior to the 30th day after the Closing Date).

                  "Non-Operating Asset Sale Proceeds": as defined in
Section 7.1(a).

                  "Non-U.S. Lender": as defined in Section 2.17(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Oak Hill": Oak Hill Capital Partners, L.P., a Delaware limited partnership, Oak Hill Securities Fund, L.P., a Delaware limited partnership, and their respective Control Investment Affiliates.

                  "Obligations": with respect to any Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of such Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by such Borrower pursuant hereto) or otherwise. Unless otherwise specified, "Obligations" shall refer to the Obligations of all Borrowers.

                  "Operating Assets": assets of ASC and its Restricted Subsidiaries other than Non-Operating Assets.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 10.6(c).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Holders" means Oak Hill.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Phantom Stock Plan": the American Skiing Company Phantom Equity Plan dated as of December 1, 2001, as amended, supplemented or otherwise modified from time to time.

                  "Plan": at a particular time, any employee benefit plan that is subject to ERISA and in respect of which any Borrower or Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock": ASC's 8.5% Series B Convertible Participating Preferred Stock, ASC's 12% Series C-1 Convertible Participating Preferred Stock, ASC's 15% Series C-2 Preferred Stock and ASC's Series D Participating Preferred Stock, collectively.

                  "Prepayment Amount":  as defined in Section 2.9(d).

                  "Prime Rate": for any day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent).

                  "Projections":  as defined in Section 6.2(b).

                  "Purchase Money Indebtedness":  as defined in Section 7.2(c).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of ASC or any Restricted Subsidiary.

                  "Register":  as defined in Section 10.6(b).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of each Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Borrower in connection therewith that are not applied to prepay Loans pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Recovery Event in respect of which ASC has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that ASC (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to acquire or repair assets useful in its business (such business as permitted pursuant to Section 7.15).

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date (in accordance with Section 7.7, as applicable) to acquire or repair assets useful in the Borrowers' business (such business as permitted pursuant to Section 7.15).

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which ASC shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in ASC's business (such business as permitted pursuant to Section 7.15) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Value": at any time, the product of (A) the Aggregate Facilities Amount at such time and (B) 2.0.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of ASC, but in any event, with respect to financial matters, the chief financial officer of ASC.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Restricted Subsidiary": each Subsidiary of ASC other than any Excluded Subsidiary.

                  "Revolving A Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving A Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving A Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving A Commitments is $20,000,000.

                  "Revolving A Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Revolving A Lender": each Lender that has a Revolving A Commitment or that holds Revolving A Loans.

                  "Revolving A Loans":  as defined in Section 2.4(a).

                  "Revolving A Percentage": as to any Revolving A Lender at any time, the percentage which such Lender's Revolving A Commitment then constitutes of the Total Revolving A Commitments. If the Revolving A Commitments have expired or terminated, the Revolving A Percentages shall be determined based upon the Revolving A Commitments most recently in effect, giving effect to any assignments.

                  "Revolving B Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving B Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving B Commitment" opposite such Lender's name on
Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving B Commitments is $20,000,000.

                  "Revolving B Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Revolving B Lender": each Lender that has a Revolving B Commitment or that holds Revolving B Loans.

                  "Revolving B Loans":  as defined in Section 2.4(b).

                  "Revolving B Percentage": as to any Revolving B Lender at any time, the percentage which such Lender's Revolving B Commitment then constitutes of the Total Revolving B Commitments. If the Revolving B Commitments have expired or terminated, the Revolving B Percentages shall be determined based upon the Revolving B Commitments most recently in effect, giving effect to any assignments.

                  "Revolving Commitment": as to any Revolving Lender, its Revolving A Commitment or its Revolving B Commitment.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) in the case of any Revolving Lender which is a Revolving B Lender, such Revolving B Lender's Revolving B Percentage of the L/C Obligations then outstanding.

                  "Revolving Facilities": the Revolving A Facility and the Revolving B Facility, collectively.

                  "Revolving Lenders": Revolving A Lenders and Revolving B Lenders.

                  "Revolving Loans": the Revolving A Loans and the Revolving B Loans.

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments. If the Revolving Commitments have expired or terminated, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Revolving Termination Date":  November 24, 2010.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Second Lien Collateral Agent": as defined in the Intercreditor Agreement.

                  "Second Lien Credit Agreement": the Second Lien Credit Agreement, dated as of the date hereof, among ASC, the lenders party thereto, GECC, as administrative agent and collateral agent, and the other agents party thereto, as such agreement may be refinanced, extended, renewed, restructured or replaced in accordance with the terms hereof and of the Intercreditor Agreement.

                  "Second Lien Debt": (a) the term loans made pursuant to the Second Lien Credit Agreement (the "Second Lien Term Loans") and (b) Guarantee Obligations of the Borrowers in respect thereof.

                  "Second Lien Loan Documents": any agreement or instrument (including any credit agreement, guarantee, security agreement or mortgage) entered into by Borrower or any of its Subsidiaries in connection with the Second Lien Debt.

                  "Second Lien Term Loans": as defined in the definition of the term "Second Lien Debt" in this Section 1.1.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Intercreditor Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Borrower under any Loan Document.

                  "Senior Subordinated Note Indenture": the Indenture, dated as of June 28, 1996, between ASC and U.S. Trust Company of New York, as Trustee, as amended, supplemented or otherwise modified to the date hereof, together with all instruments and other agreements entered into by ASC or its Subsidiaries in connection therewith.

                  "Senior Subordinated Notes": the subordinated notes of ASC issued pursuant to the Senior Subordinated Note Indenture.

                  "Senior Subordinated Notes Reserve": an amount which shall be initially equal to $1,500,000 on the Closing Date and which shall be reduced from time to time (but in no event to an amount less than zero) upon receipt by the Administrative Agent of a certificate from a Responsible Officer of ASC stating that ASC has made a payment in the amount specified therein to purchase or redeem Senior Subordinated Notes when required by the redemption provisions of the Senior Subordinated Note Indenture (which reduction shall be in the amount so specified) and which shall be reduced to zero upon receipt by the Administrative Agent of a certificate from a Responsible Officer of ASC stating that all obligations of ASC and its Subsidiaries in respect of the Senior Subordinated Notes have been paid in full.

                  "Series A Preferred Stock": the 10.5% Repriced Convertible Exchangeable Preferred Stock of ASC.

                  "Single Employer Plan": any Plan that is subject to Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Ski Resort Properties": the ski resort properties of the Borrowers constituting part of the Collateral, known as Attitash Bear Peak, The Canyons, Killington/Pico, Mount Snow, Steamboat, Sugarloaf/USA and Sunday River, in each case excluding any Non-Operating Assets.

                  "Ski Terrain": property used (or which is to be developed to be used) to conduct snow skiing operations, including terrain used for skiing and terrain used for supporting ski lift operations.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person, as of such date, exceeds the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person, as of such date, is greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person does not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person is able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Swap Agreement": any Swap Agreement entered into by any Borrower and any Lender or affiliate thereof in respect of interest rates.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, but with respect to any Borrower, excluding non-profit homeowners associations and resort village management associations controlled directly or indirectly by such Borrower. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of ASC.

                  "Subsidiary Borrower": collectively, (i) the Restricted Subsidiaries of ASC as of the date hereof and (ii) each new Restricted Subsidiary of ASC that becomes a party to this Agreement in accordance with
Section 6.9(c).

                  "Supermajority Lenders": at any time, the holders of more than 67% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                  "Syndication Agent":  as defined in the preamble hereto.

                  "Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to ASC in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $85,000,000.

                  "Term Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Term Lender": each Lender that has a Term Commitment or that holds a Term Loan.

                  "Term Loan":  as defined in Section 2.1.

                  "Term Loan Final Maturity Date":  November 24, 2010.

                  "Term Percentage": as to any Term Lender at any time, the percentage which such Lender's Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Total Revolving A Commitments": at any time, the aggregate amount of the Revolving A Commitments then in effect.

                  "Total Revolving A Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving A Lenders outstanding at such time.

                  "Total Revolving B Commitments": at any time, the aggregate amount of the Revolving B Commitments then in effect.

                  "Total Revolving B Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving B Lenders outstanding at such time.

                  "Total Revolving Commitments": at any time, the Total Revolving A Commitments and the Total Revolving B Commitments.

                  "Total Revolving Extensions of Credit": at any time, the Total Revolving A Extensions of Credit and the Total Revolving B Extensions of Credit.

                  "Transferee":  any Assignee or Participant.

                  "Triple Peaks Reserve": an amount which shall be initially equal to $2,140,000 on the Closing Date and which shall be reduced from time to time (but in no event to an amount less than zero) upon receipt by the Administrative Agent of a certificate from a Responsible Officer of ASC stating that ASC has made a payment in the amount specified therein to Triple Peaks LLC in accordance with the Full Release and Settlement Agreement, dated as of July 8, 2004, among Triple Peaks LLC, Steamboat LLC, ASC, Steamboat Ski and Resort Corporation, Walton Pond Apartments, Inc., and ASCRP (which reduction shall be in the amount so specified) and which shall be reduced to zero upon receipt by the Administrative Agent of a certificate from a Responsible Officer of ASC stating that all obligations of ASC and its Subsidiaries under such Settlement Agreement have been paid in full.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "United States":  the United States of America.

                  "Water Rights": rights to use water from surface sources, groundwater, or other water sources, whether such rights are conferred by statute, contract, common law or otherwise.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

     1.2. Other Definitional Provisions. (a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION II. AMOUNT AND TERMS OF COMMITMENTS

     2.1. Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "Term Loan") to ASC on the Closing Date in an amount equal to the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

     2.2. Procedure for Term Loan Borrowing. ASC shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date. The Term Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 60 days after the Closing Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall credit the account of ASC on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

     2.3. Repayment of Term Loans. The Term Loan of each Lender shall mature in twenty-four consecutive quarterly installments, the first 23 of which shall be paid on the 15th day of each January, April, July and October, commencing on January 15, 2005, and the last of which shall be paid on the Term Loan Final Maturity Date, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment:

         Installment                                  Principal Amount
           1 - 23                                        $  212,500
 Term Loan Final Maturity Date                          $80,112,500


     2.4. Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving A Lender severally agrees to make revolving credit loans ("Revolving A Loans") to ASC and the Subsidiary Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed such Lender's Revolving A Commitment. During the Revolving Commitment Period each Borrower may use the Revolving A Commitments by borrowing and prepaying the Revolving A Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving A Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

     (b) Subject to the terms and conditions hereof, each Revolving B Lender severally agrees to make revolving credit loans ("Revolving B Loans") to ASC and the Subsidiary Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving B Percentage of the L/C Obligations then outstanding, does not exceed an amount equal to the excess, if any, of such Lender's Revolving B Commitment over the sum of (i) such Lender's Revolving B Percentage of the Triple Peaks Reserve then in effect (after giving effect to any concurrent reductions thereto resulting from the concurrent use of proceeds of the Revolving B Loans being borrowed at such time to make a payment to Triple Peaks LLC pursuant to the Triple Peaks Settlement Agreement) and (ii) the Senior Subordinated Notes Reserve then in effect (after giving effect to any concurrent reductions thereto resulting from the concurrent use of proceeds of the Revolving B Loans being borrowed at such time to make a payment to the holders of the Senior Subordinated Notes to repurchase or redeem such Senior Subordinated Notes when required by the redemption provisions of the Senior Subordinated Note Indenture). During the Revolving Commitment Period each Borrower may use the Revolving B Commitments by borrowing, prepaying the Revolving B Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving B Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

     (c) Borrowings under the Revolving Facilities shall be limited to the extent necessary to comply with the provisions of Section 7.1(c).

     (d) Each Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

     2.5. Procedure for Revolving Loan Borrowing. ASC and the Subsidiary Borrowers may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that ASC shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) on the requested Borrowing Date, in the case of ABR loans) (provided that any such notice of a borrowing of Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) whether such borrowing is to be made under the Revolving A Commitments or the Revolving B Commitments or both (and if to be made under both the respective amounts to be borrowed under each), (ii) the amount and Type of Revolving Loans to be borrowed by each applicable Borrower, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor, (iv) if all or any portion of the proceeds of the requested borrowing will be used by ASC to make a payment to Triple Peaks LLC under the Triple Peaks Settlement Agreement, the amount to be so used (which request shall constitute a covenant by ASC that it will so use such amount for such purpose) and (v) if all or any portion of the proceeds of the requested borrowing will be used by ASC to make a payment to purchase or redeem Senior Subordinated Notes when required by the redemption provisions of the Senior Subordinated Note Indenture, the amount to be so used (which request shall constitute a covenant by ASC that it will so use such amount for such purpose). Any Revolving Loans made on the Closing Date shall initially be ABR Loans, and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 60 days after the Closing Date; and provided further that borrowings under the Revolving Commitments (other than borrowings to finance payments required by Section 3.5) may be made not more frequently than once per day. Each borrowing of Eurodollar Loans under the Revolving Commitments shall be in an amount equal to $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from ASC, the Administrative Agent shall promptly notify each applicable Revolving Lender thereof. Each applicable Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the relevant Borrower(s) at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by ASC in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Borrower(s) the aggregate of the amounts made available to the Administrative Agent by such Revolving Lenders and in like funds as received by the Administrative Agent.

     2.6. Commitment Fees, etc. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

     (b) The Borrowers agree to pay to the Agents the fees in the amounts and on the dates as set forth in any fee agreements among the Borrowers and the Agents and to perform any other obligations contained therein.

     2.7. Termination or Reduction of Revolving Commitments. ASC shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce permanently the amount of the Revolving Commitments; provided that no such termination or permanent reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving A Extensions of Credit would exceed the Total Revolving A Commitments or the Total Revolving B Extensions of Credit would exceed the Total Revolving B Commitments. Any such permanent reduction shall be in an amount equal to $500,000, or a multiple of $100,000 in excess thereof, shall be made pro rata to the Revolving Commitments of all Revolving Lenders (unless the Majority Facility Lenders with respect to the Revolving A Facility or the Revolving B Facility agree, at the request of the Borrower, that such reduction need not be applied to such Revolving Facility, in which case such reduction may be made pro rata to the Revolving Commitments of all Revolving Lenders in the other Revolving Facility) and shall reduce permanently the Revolving Commitments then in effect.

     2.8. Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered by ASC to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

     2.9. Mandatory Prepayments.

     (a) If any Capital Stock or Indebtedness shall be issued or incurred by any Borrower (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 50% (in the case of Capital Stock) or 100% (in the case of Indebtedness) of the Net Cash Proceeds thereof shall be offered on the date of such issuance or incurrence to the Term Lenders as a prepayment of the Term Loans in accordance with Section 2.9(d) and (e).

     (b) If on any date ASC or any Restricted Subsidiary shall receive Net Cash Proceeds from any Material Asset Sale or any Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof (provided that no Reinvestment Notice may be delivered in respect of the Net Cash Proceeds of a Material Asset Sale described in the proviso to clause (e) of Section 7.5), such Net Cash Proceeds shall be applied as a prepayment of the Term Loans and, if required, a reduction of the Revolving Commitments as set forth in Section 2.9(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied as a prepayment of the Term Loans and, if required, a reduction of the Revolving Commitments in accordance with Section 2.9(e).

     (c) If, for any fiscal year of ASC, commencing with the fiscal year ending July 31, 2005, there shall be Excess Cash Flow, ASC shall, on the relevant Excess Cash Flow Application Date, offer to the Term Lenders an amount equal to 50% of such Excess Cash Flow as a prepayment of the Term Loans as set forth in
Section 2.9(d) and (e). Such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than December 31 of the subsequent fiscal year.

     (d) With respect to the amount of any mandatory prepayment offer required pursuant to paragraph (a) or (c) of this Section 2.9 (such amount, the "Prepayment Amount"), ASC will, on or prior to the date specified in this
Section 2.9 for such offer, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Lender a notice (each, a "Prepayment Option Notice") in accordance with the following sentence. As promptly as practicable after receiving such notice from ASC, the Administrative Agent will send to each Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit I and shall include (i) an offer (the "Offer") by ASC to prepay on the date (each, a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the Term Loans of such Term Lender by an amount equal to the portion of the Prepayment Amount indicated in such Term Lender's Prepayment Option Notice as being allocable to such Term Lender's Term Loans (with such portion allocable to such Term Lender being equal to its Term
Percentage  of  the  Prepayment  Amount)  and  (ii)  an  additional  offer  (the
"Additional Offer") to prepay on the Mandatory Prepayment Date, from the portion, if any, of the Prepayment Amount allocable to Term Lenders which do not accept the Offer, the Term Loans of such Term Lender by an amount equal to the lesser of (x) such Term Lender's then outstanding Term Loan (after deducting therefrom the amount allocable to the prepayment thereof as a result of such Term Lender's acceptance of the Offer) and (y) a maximum amount specified by such Term Lender in its acceptance of the Additional Offer. Each Term Lender shall accept or reject such Offer and such Additional Offer in accordance with the terms of the Prepayment Option Notice received by it (and a failure to respond to such Prepayment Option Notice within the required timeframe shall be deemed to be a rejection of such Offer and Additional Offer), it being understood that no Term Lender may accept the Additional Offer made to it unless it accepts the Offer made to it. On the Mandatory Prepayment Date, ASC shall pay to the Administrative Agent, for the benefit of each Term Lender which has accepted the Offer, (i) the prepayment amount specified in the Offer made to it and (ii) if such Term Lender has also accepted the Additional Offer, such Term Lender's ratable share (based upon the respective amounts accepted by each Term Lender accepting the Additional Offer made to it) of the amounts specified in the Offers made to Term Lenders, if any which reject the Offers made to them. Any portion of the Prepayment Amount that is not accepted for prepayment as described in clause (ii) of the immediately preceding sentence will be offered to prepay the Second Lien Term Loans to the extent required by, and in accordance with the terms of, the Second Lien Loan Documents.

     (e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to paragraph (b) of this Section 2.9 shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Commitments. Amounts to be applied to prepayments pursuant to paragraphs (a) and (c) of this Section 2.9 shall not be applied to reduce the Revolving Commitments; provided that outstanding Revolving Loans shall be repaid without any reduction of the Revolving Commitments to the extent of any portion of any Prepayment Amount which is not used to prepay the Term Loans in accordance with Section 2.9(d) or the Second Lien Term Loans in accordance with the mandatory prepayment provisions of the Second Lien Loan Documents. Any such reduction of the Revolving Commitments as described in the first sentence of this paragraph (e) shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, return outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Collateral Agent for the benefit of the Administrative Agent and the Lenders on terms and conditions satisfactory to the Collateral Agent. The application of any prepayment pursuant to this Section 2.9 shall be made, first to ABR Loans and, second, to Eurodollar Loans, in each case in accordance with Section 2.15(b). Each prepayment of the Loans under this
Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the principal amount prepaid.

     (f) In addition, prepayments of Revolving Loans shall be required on April 1 of each year to the extent necessary to comply with the provisions of Section 7.1(c).

     2.10. Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to ABR Loans by ASC giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date. The Borrowers may elect from time to time to convert ABR Loans to Eurodollar Loans by ASC giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversion. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by ASC giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if ASC shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     2.11. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

     2.12. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

     (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

     (c) At the option of, with respect to either Revolving Facility, the Majority Facility Lenders with respect to such Revolving Facility or, with respect to the Term Facility, the Majority Facility Lenders with respect to the Term Facility (which option shall be deemed exercised automatically if an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section VIII has occurred with respect to any Borrower), if any Event of Default shall occur and be continuing, all outstanding Loans and Reimbursement Obligations (whether or not overdue) under the relevant Facility or Facilities shall bear interest during such continuance at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving B Facility plus 2%.

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

     2.13. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify ASC and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify ASC and the relevant Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of ASC, deliver to ASC a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

     2.14. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

               (i) the Administrative Agent shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (ii) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to ASC and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (and the Administrative Agent hereby agrees that it shall promptly withdraw such notice when the circumstances giving rise to such notice are no longer continuing), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

     2.15. Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the applicable Lenders hereunder, each payment by any Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages, Revolving A Percentages or Revolving B Percentages, as the case may be, of the relevant Lenders.

     (b) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective Term Percentages of the Term Lenders (except as otherwise provided in Section 2.9(d)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

     (c) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders (subject to the parenthetical clause included in the last sentence of Section 2.7).

     (d) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, are absolute and unconditional, shall be made without setoff or counterclaim or rescission or defense for any reason and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than in respect of Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the relevant Borrower. If such amounts are received by the Administrative Agent from the Borrower, the applicable Lender shall have no obligations to make payment to the Administrative Agent under this clause (e), provided that this sentence shall not relieve such Lender from any liability of such Lender to the Borrower resulting from any breach by such Lender of its obligations to the Borrower under this Agreement.

     (f) Unless the Administrative Agent shall have been notified in writing by ASC prior to the date of any payment due to be made by a Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative

Agent by the relevant Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against any Borrower.

     2.16. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable as reasonably determined by such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify ASC (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to ASC (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

     (c) Any such claim made under Section 2.16(a) or (b) shall be accompanied by a certificate setting forth the basis of such claim in reasonable detail. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to ASC (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrowers shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies ASC of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17. Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding
(i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph.

     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender (or Transferee)  that is not a "U.S.  Person" as defined in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to ASC and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under

Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify ASC at any time it determines that it is no longer in a position to provide any previously delivered certificate to ASC (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender (or Transferee) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent) (or, in the case of a Participant, to the Lender from which the related participant shall have been purchased), at the time or times prescribed by applicable law or reasonably requested by ASC, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

     (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18. Indemnity. The Borrowers agree to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after ASC has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) default by any Borrower in making any prepayment of or conversion from Eurodollar Loans after ASC has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or a conversion of Eurodollar Loans into ABR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to ASC by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.19. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by ASC, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section
2.16 or 2.17(a).

     2.20. Replacement of Lenders. ASC shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17(a), (b) defaults in its obligation to make Loans hereunder and does not cure such default within five Business Days or (c) that has refused to consent to any waiver or amendment with respect to any Loan Document that has been consented to by the Required Lenders, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement pursuant to clause (a) above, such Lender shall not have used reasonable efforts in accordance with
Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a) and shall not have waived its right to the payment of such amounts, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement (and, if such replacement is pursuant to clause (c) above, all Second Lien Term Loans and other amounts owing to such Lender on or prior to such date under the Second Lien Loan Documents), (v) the Borrowers shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not a Lender, an affiliate of a Lender or an Approved Fund, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that (x) the Borrowers shall be obligated to pay the registration and processing fee referred to therein and (y) the Administrative Agent shall have the right for such purpose to execute and deliver the relevant Assignment and Assumption on behalf of the replaced Lender), (viii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section
2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

                         SECTION III. LETTERS OF CREDIT

     3.1. L/C Commitment. (a) Prior to the Closing Date, the Existing Issuing Lender has issued the Existing Letters of Credit which, from and after the Closing Date, shall constitute Letters of Credit hereunder. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving B Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section III, together with the Existing Letters of Credit, collectively, the "Letters of Credit") for the account of ASC or any Subsidiary Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments of the Revolving B Lenders (after subtracting therefrom the sum of (i) the amount of the Triple Peaks Reserve then in effect and (ii) the amount of the Senior Subordinated Notes Reserve then in effect) would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

     (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2. Procedure for Issuance of Letter of Credit. Any Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by ASC delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the relevant Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

     3.3. Fees and Other Charges. (a) The Borrowers shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving B Facility, shared ratably among the Revolving B Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrowers shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable monthly in arrears on each Fee Payment Date after the issuance date.

     (b) In addition to the foregoing fees, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     3.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving B Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving B Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to the Loans under the Revolving B Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from any Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     3.5. Reimbursement Obligation of the Borrowers. If any draft is paid under any Letter of Credit, the relevant Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that such Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that such Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) Section 2.12(b) until the Business Day next succeeding the date of the relevant notice and (y) Section 2.12(c) thereafter.

     3.6. Obligations Absolute. Each Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of the Issuing Lender to such Borrower.

     3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the relevant Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

     3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                   SECTION IV. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, ASC and each Subsidiary Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

     4.1. Financial Condition. The audited consolidated balance sheets of ASC as at July 27, 2003 and July 25, 2004, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly the consolidated financial condition of ASC as at such dates, and the consolidated results of its operations and its consolidated and consolidating cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Borrower has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. Except as set forth on Schedule 4.1, during the period from July 26, 2004 to and including the date hereof there has been no Disposition by ASC or any Restricted Subsidiary of any material part of its business or property.

     4.2. No Change. Since July 25, 2004, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     4.3. Existence; Compliance with Law. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for any failure to be so qualified that could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.4. Power; Authorization; Enforceable Obligations. Each Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, to obtain extensions of credit hereunder and grant the Liens under the Security Documents. Each Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, to authorize the extensions of credit on the terms and conditions of this Agreement and to grant the Liens under the Security Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings and acts referred to in Section
4.19. Each Loan Document has been duly executed and delivered on behalf of each Borrower party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Borrower party thereto, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). Except as described on Schedule 4.5, no Requirement of Law or Contractual Obligation applicable to any Borrower could reasonably be expected to have a Material Adverse Effect.

     4.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) except as described on Schedule 4.6, that could reasonably be expected to have a Material Adverse Effect.

     4.7. No Default. Except as described on Schedule 4.7, no Borrower is in default under or with respect to (a) the Junior Subordinated Notes or the Senior Subordinated Notes or (b) any of its other Contractual Obligations in any respect that, in the case of this clause (b), could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     4.8. Ownership of Property; Liens. Each Borrower has title in fee simple to, or a valid leasehold interest in, all its real property, other than real property with respect to which a valid Forest Service Permit is in effect, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

     4.9. Intellectual Property. Each Borrower owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Borrower know of any valid basis for any such claim, except, in either case, to the extent that such claim could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by each Borrower does not infringe on the rights of any Person in any material respect.

     4.10. Taxes. Each Borrower has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Borrower); no tax Lien has been filed that is not permitted by Section 7.3(a), and, to the knowledge of any Borrower, as of the Closing Date, no claim is being asserted, with respect to any such tax, fee or other charge.

     4.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     4.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Borrower pending or, to the knowledge of any Borrower, threatened; (b) hours worked by and payment made to employees of any Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Borrower.

     4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither any Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the Borrowers' knowledge, no Multiemployer Plan is in Reorganization or Insolvent.

     4.14. Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

     4.15. Subsidiaries. Except as disclosed to the Administrative Agent by ASC in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Borrower and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Borrower, except as created by the Loan Documents or as described on Schedule 4.15.

     4.16. Use of Proceeds. The proceeds of the Term Loans shall be used to repay amounts outstanding under the Existing Credit Agreement and to purchase or redeem all of the Senior Subordinated Notes and to pay related fees and expenses. The proceeds of the Revolving Loans shall be used to repay amounts outstanding under the Existing Credit Agreement and for general corporate purposes.

     4.17. Environmental Matters. Except as set forth on Schedule 4.17 or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) each Borrower: (i) is in compliance with all, and has not violated any, applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) and possesses all Water Rights required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; (iii) is in compliance with all, and has not violated any, of its Environmental Permits, and has not acted or failed to act in any way that could reasonably be expected to result in a diminution of its Water Rights; and (iv) reasonably believes that: each of its Environmental Permits will be timely renewed and complied with, and that its Water Rights and its ability to use its Water Rights as needed will be maintained, without its annual aggregate expenses for same exceeding its expenses for such renewal, compliance and maintenance during the fiscal year ended immediately prior to entering into this Agreement; any additional Environmental Permits that may be required of it will be timely obtained and complied with, without its annual aggregate expenses for same exceeding its expenses for such obtaining and complying during the fiscal year ended immediately prior to entering into this Agreement; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without its annual aggregate expenses for same exceeding its expenses for such compliance during the fiscal year ended immediately prior to entering into this Agreement;

     (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Borrower or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Borrower under any applicable Environmental Law or otherwise result in costs to any Borrower, or (ii) interfere with any Borrower's continued operations, or (iii) impair the fair saleable value of any of the Mortgaged Properties for continued use as it has been used during the fiscal year ended immediately prior to entering into this Agreement, and as planned;

     (c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law, Environmental Permits, or Water Rights: (i) to which any Borrower is, or to the knowledge of any Borrower will become, a party that is pending or, to the knowledge of the Borrower, threatened, or (ii) to the knowledge of any Borrower, affecting or that could reasonably be expected to affect any Borrower;

     (d) no Borrower has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

     (e) no Borrower has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law or Environmental Permits, or with respect to any Water Rights; and

     (f) no Borrower has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

     4.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, in either case which has not been in the case of such statement, information, document or certificate delivered or made prior to the Closing Date corrected, supplemented or remedied by any subsequent statement, information, document or certificate made or delivered prior to the Closing Date to the same parties receiving such statement, information, document or certificate. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, there is no fact known to any Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     4.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, together with related stock powers executed in blank, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a) (and, after the Closing Date, any additional filings required to be made by the Loan Documents are made and the other actions specified on Schedule 4.19(a) are taken), the Lien created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

     (b) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule 4.19(b) (and, after the Closing Date, any additional filings required to be made by the Loan Documents are made), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.3). Parts A and B of Schedule 1.1B list, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by any Borrower.

     4.20. Solvency. Each Borrower, both before and after giving effect to the incurrence of all Indebtedness and obligations being incurred under this Agreement, is Solvent.

     4.21. Senior Indebtedness. The Obligations of each Borrower constitute "Designated Senior Debt" of such Borrower under and as defined in each Junior Subordinated Note Indenture and the Senior Subordinated Note Indenture, except to the extent such Obligations are held by an "Affiliate" (as defined in the applicable indenture) of ASC. The obligations of each Borrower under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Borrower under and as defined in each Junior Subordinated Note Indenture and the Senior Subordinated Note Indenture, except to the extent such Obligations are held by an "Affiliate" (as defined in the applicable indenture) of ASC.

     4.22. Regulation H. Except as set forth on Schedule 4.22, no Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

     4.23. Certain Documents. The Borrowers have delivered to the Administrative Agent a complete and correct copy of the Senior Subordinated Note Indenture, each Junior Subordinated Note Indenture and the Existing Credit Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

     4.24. Forest Service Term Special Use Permits. The Forest Service Term Special Use Permits are listed on Schedule 4.24 are each held by at least one of the Borrowers and constitute all the term special use permits issued by the Forest Service of the United States Department of Agriculture that are necessary or useful for the operations of any Borrower as conducted during the fiscal year ended immediately prior to entering into this Agreement and as planned to be operated.

     4.25. Location. All material buildings, structures, fixtures, improvements, and other assets that constitute each of the respective Ski Resort Properties (including the lodge buildings, ski shelters, ski lifts, ski trails, snow making equipment, golf courses, parking lots, and maintenance buildings) are located entirely on land either (i) that is owned in fee simple by the applicable Borrower, (ii) leased by the applicable Borrower pursuant to a lease listed on Part B of Schedule 1.1B, (iii) subject to a recorded easement in favor of the applicable Borrower, or (iv) with respect to which a Forest Service Term Special Use Permit is in effect.

     4.26. Water Rights. The Water Rights of the Borrowers are sufficient for the ongoing ski operations of the Borrowers.

     4.27. Grand Summit Resort Properties, Inc. No Borrower is liable for any Indebtedness or other obligations of GSRP, nor has any Borrower provided any material support for any Indebtedness or other obligation of GSRP during the past four years other than indirectly through the making of lease payments with respect to commercial units of GSRP leased to such Borrower.

                        SECTION V. CONDITIONS PRECEDENT

     5.1. Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, ASC, each Subsidiary Borrower listed on Schedule 1.1D and each initial Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by ASC and each Subsidiary Borrower and
     (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is an Excluded Subsidiary.

          (b) Intercreditor Agreement. The Administrative Agent shall have received the Intercreditor Agreement, executed and delivered by each Borrower and the Second Lien Collateral Agent.

          (c) Financial Statements. The Lenders shall have received the financial statements and audit report described in the first sentence of
     Section 4.1, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of ASC, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (d) Approvals. All governmental and third party approvals (other than those covered by Section 5.1(k)(vi)) necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

          (e) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrowers are located, and such search shall reveal no liens on any of the assets of the Borrowers except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (f) Environmental and Health and Safety Assessments. The Administrative Agent shall have received an environmental assessment and a health and safety assessment by Environ with respect to ASC and its Subsidiaries, and a memorandum from Vermont counsel with respect to water supply issues at Mount Snow, in each case in scope, form and substance reasonably satisfactory to the Administrative Agent.

          (g) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Borrower that is a corporation certified by the relevant authority of the jurisdiction of organization of such Borrower, and (ii) a long form (or short form, if such jurisdiction does not issue long form) good standing certificate for each Borrower from its jurisdiction of organization.

          (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative
     Agent:

               (i) the legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Borrowers; and

               (ii) the legal opinion of local counsel to the Borrowers in each of Colorado, Utah, Vermont, New Hampshire and Maine, and each other special and local counsel as may be required by the Administrative Agent.

     Each  such  legal  opinion  shall  cover  such  matters   incident  to  the
     transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (i) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation and shall have been delivered to the Administrative Agent.

          (k) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

          (ii) The Administrative Agent shall have received, for each Mortgaged Property, (a) a surveyor's report and statement which certifies that the buildings, improvements and other assets of the respective Ski Resort Properties, in each case which are referred to in Section 4.25, are located entirely on land that constitutes the Mortgaged Property or land with respect to which a Forest Service Term Special Use Permit is in effect (including land subject to an easement in favor of a Borrower Subsidiary), and (b) all compilation plans on which the foregoing surveyors reports and statements are based.

          (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall
     (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

          (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and
     (B)  confirmation  that ASC has  received the notice  required  pursuant to
     Section 208(e)(3) of Regulation H of the Board.

          (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

          (vi) The Administrative Agent shall have received, with respect to each material leasehold for which a Borrower is the lessee other than the leaseholds listed on Schedule 5.1(k)(vi), a certificate executed by the landlord of such leasehold that includes leasehold mortgagee protection and estoppel provisions reasonably satisfactory to the Administrative Agent (a "Landlord Certificate").

          (l) Material Agreements; Permits and Water Rights. The Administrative Agent shall have received, and be satisfied with its review of, copies of
     (a) each agreement, instrument or other undertaking, including all leases, to which each Borrower is a party and the failure to comply therewith could reasonably be expected to have a Material Adverse Effect, (b) each governmental permit to which any Borrower is a party, and (c) evidence of all Water Rights required for any Borrower's current or intended operations or for any property owned, leased, or otherwise operated by any Borrower.

          (m) Forest Service Permits. The Administrative Agent shall have received tripartite agreements from the United States Forest Service with respect to the Forest Service Term Special Use Permits, in accordance with the United States Forest Service's standard form for such documents.

          (n) Second Lien Term Loans. ASC shall have received $105,000,000 in gross proceeds from the borrowing of Second Lien Term Loans.

          (o) Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Agreement shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

          (p) Tender of Senior Subordinated Notes. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) at least $118,500,000 aggregate principal amount of outstanding Senior Subordinated Notes shall have been repurchased, repaid or redeemed in full pursuant to a tender offer therefor made by ASC prior to the Closing Date and (ii) if any of the Senior Subordinated Notes shall not have been so repurchased, repaid or redeemed pursuant to such tender offer, ASC shall have initiated the procedures specified in the Senior Subordinated Note Indenture for the mandatory redemption of such remaining Senior Subordinated Notes.

          (q) Appraisals. The Administrative Agent shall have received Appraisals of Ski Resort Properties, satisfactory in form and substance to the Administrative Agent, demonstrating an aggregate Appraised Value of such properties of at least the Required Value.

          (r) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date, including pursuant to any fee letter. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by ASC to the Administrative Agent on or before the Closing Date.

          (s) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of ASC which shall document the solvency of the Borrowers considered as a whole after giving effect to the transactions contemplated hereby but disregarding any assets or liabilities of any Excluded Subsidiary.

          (t) Extension of Existing Junior Subordinated Notes. The maturity of the Existing Junior Subordinated Notes shall have been extended to a date at least six months after the final maturity of the Second Lien Term Loans, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

          (u) Exchange of Series A Preferred Stock. The holder(s) of the Series A Preferred Stock of ASC shall have exchanged such Capital Stock on a dollar-for-dollar basis for New Junior Subordinated Notes.

          (v)  PATRIOT  Act.  The  Lenders  shall have  received,  at least five
     Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the United States PATRIOT Act.

     5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by the relevant Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                       SECTION VI. AFFIRMATIVE COVENANTS

     The  Borrowers   hereby  jointly  and  severally  agree  that,   until  the
Obligations have been Fully Satisfied, each Borrower shall:

     6.1.  Financial  Statements.   Furnish  to  the  Administrative  Agent  for
distribution to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of ASC (i) a copy of the audited consolidated balance sheets of ASC and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon, by KPMG LLP or other independent certified public accountants of nationally recognized standing and (ii) the unaudited consolidated and consolidating balance sheets of ASC and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidated and consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of ASC, the unaudited consolidated balance sheets of ASC and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the end of each fiscal month occurring during each fiscal year of the Borrower (or 90 days thereafter in the case of July and 60 days thereafter in the case of August of each such fiscal year), copies of the unaudited consolidated balance sheets of the Subsidiary Borrowers as at the end of such fiscal month and the related unaudited consolidated statements of income and of cash flows for such Persons for such fiscal month and the portion of the fiscal year through the end of such fiscal month, in each case as ASC prepares internally with respect to the Subsidiary Borrowers and setting forth in comparative form the figures for the previous year.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

     6.2. Certificates; Other Information. Furnish to the Administrative Agent for distribution to each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or (b), (i) a certificate of a Responsible Officer of ASC stating that, to the best of such Responsible Officer's knowledge, each Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every required condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Borrower with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of ASC, as the case may be, (iii) a certificate of a Responsible Officer of ASC certifying Consolidated EBITDA for the four fiscal quarter period ended as of the last day of the fiscal quarter or fiscal year of ASC, as the case may be, and (iv) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization or legal name of any Borrower and a list of any Intellectual Property acquired by any Borrower since the date of the most recent report delivered pursuant to this clause (iv) (or, in the case of the first such report so delivered, since the Closing Date);

          (b) as soon as available, and in any event no later than 45 days after the end of each fiscal year of ASC, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrowers as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of ASC stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (c) within 45 days after the end of each fiscal quarter of ASC, a narrative discussion and analysis of the financial condition and results of operations of the Borrowers for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (d) no later than three Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to either Junior Subordinated Note Indenture;

          (e) within five days after the same are sent, copies of all financial statements and reports that ASC sends to all the holders of any class of its debt securities or public equity securities in their capacity as such, or to any trustee for such holders, and, within five days after the same are filed, copies of all financial statements and reports that ASC may make to, or file with, the SEC;

          (f) promptly, copies of any agreements of the kind described in clause
     (a) of Section 5.1(l) not previously delivered hereunder; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material payment obligations of whatever nature (other than obligations in respect of the principal of and interest on Indebtedness, which are covered by
Section 8(e)), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Borrower.

     6.4. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including all applicable Forest Service Permits), except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations (other than obligations in respect of Indebtedness, which are covered by Section VIII(e)) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.5. Maintenance of Property Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted (it being understood that such property may be temporarily out of good working order and condition in connection with the repair or maintenance thereof or improvements thereto provided that that such property is restored to such condition as soon as commercially practicable subject to negative weather conditions and ski season requirements), and (b) comply with the provisions of
Schedule 6.5(b).

     6.6. Inspection of Property; Books and Records; Discussions; Surveys. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrowers with officers and employees of the Borrowers and with their independent certified public accountants and (c) permit the Administrative Agent to cause to be conducted surveys of the Mortgaged Properties as the Administrative Agent may reasonably request, at the Lender's expense.

     6.7. Notices. Promptly after obtaining knowledge of the same, give notice to the Administrative Agent for distribution to each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of any Borrower or (ii) litigation, investigation or proceeding that may exist at any time between any Borrower and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Borrower (i) in which the amount involved is $500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or ASC or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or, in the reasonable opinion of ASC's management, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Borrower proposes to take with respect thereto.

     6.8. Environmental Matters. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws; obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits; and obtain and maintain all Water Rights necessary for it in any material respect;

     (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all orders and directives of all Governmental Authorities regarding Environmental Laws other than such orders or directives that have been timely and properly challenged in good faith and diligently pursued, provided that the pendency of any and all such challenges could not reasonably be expected to give rise to a Material Adverse Effect and does not materially and adversely affect the value or marketability of any Mortgaged Properties;

     (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to any Borrower or any of its Subsidiaries or to affect materially and adversely the value or marketability of any Mortgaged Properties; and take reasonable efforts to prevent any other person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Hazardous Materials in a manner that could reasonably be expected to result in a material liability to any Borrower or any of its Subsidiaries or to affect materially and adversely the value or marketability of any Mortgaged Properties; and

     (d) Maintain a program to facilitate that its and its Subsidiaries' properties and operations comply with, and are prudently operated to minimize liabilities under, all applicable Environmental Laws and Environmental Permits (other than Forest Service Term Special Use Permits), and are prudently operated to manage impacts on natural resources and the environment ("EH&S Program"). The

EH&S Program shall include maintenance of a system to share information with respect to best management practices at each Ski Resort Property with respect to attaining the compliance of its properties and operations with, and minimizing the potential liability of its properties and operations under, applicable Environmental Laws and Environmental Permits (other than Forest Service Term Special Use Permits), and managing the impacts of its properties and operations on natural resources and the environment (including a meeting at least once each calendar quarter, either in person or by telephone, of at least the person at each Ski Resort Property with overall operational responsibility for such matters).

     (e) At the request of the Administrative Agent (not more frequently than once in any 12-month period, unless a Default shall have occurred and be continuing), provide the Administrative Agent with a briefing regarding the EH&S Program; and, within thirty days of the end of each fiscal year, deliver a report certified by an officer of ASC with responsibility therefor and ASC's chief financial officer summarizing material developments involving matters concerning the EH&S Program (the "Annual EH&S Report") together with, where appropriate, a copy of the relevant documents. At a minimum, the Annual EH&S Report shall include: (1) a summary of any material investigation or remediation undertaken during the prior year to address environmental contamination (including a description of the contamination, the proposed action, the expected time line for completion, and a cost estimate); (2) a summary of any material inspections by Governmental Authorities regulating matters concerning the EH&S Program during the fiscal year just ended and any notices of violation issued to Borrower or any of its Subsidiaries by such Governmental Authorities during such fiscal year (including the authority issuing the notice, the subject matter thereof, the relief sought, and whether the Borrower believes that such notice could reasonably result in a fine or penalty in excess of $50,000); (3) a summary of any administrative and judicial proceedings brought against the Borrower or any of its Subsidiaries regarding matters concerning the EH&S Program pending at any time during the fiscal year ended (including the entity bringing the proceeding, the subject thereof, the relief sought, and whether the Borrower believes that such proceeding could reasonably result in a fine or penalty in excess of $50,000); (4) a summary of any material violations of Environmental Laws or Environmental Permits identified by the Borrower or any of its Subsidiaries and reported to a Governmental Authority during the past fiscal year, and a brief description of the violations and whether the Borrower believes that such notice or combination thereof, could reasonably be expected to result in a fine or penalty in excess of $50,000; (5) a description of any material modifications or enhancements made to the EH&S Program during the fiscal year just ended; (6) a copy of any compliance audit and corrective action documentation prepared pursuant to or with respect to any matter concerning the EH&S Program during the fiscal year just ended; and (7) a description of any legislative, regulatory, or enforcement initiatives of which a Borrower is aware regarding matters concerning the EH&S Program that could reasonably be expected to materially affect Borrower's costs, revenues, or business plans in the current fiscal year or the remaining term of the Facilities (or, if a Default has occurred and is continuing, the four succeeding fiscal years).

     6.9. Additional Collateral, New Subsidiary Borrowers, etc. (a) With respect to any property acquired after the Closing Date by any Borrower (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by Section 7.3(f) as to which the
Collateral  Agent,  for the  benefit of the  Lenders,  does not have a perfected
Lien), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in such property (subject to Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

     (b) With respect to any fee interest in any real property comprising Ski Terrain or having a value (together with improvements thereof) of at least $100,000 (including the projected value of any improvements being constructed) or any leasehold interest in any real property comprising Ski Terrain or having improvements thereon with a value of at least $100,000 (or with improvements to be constructed thereon with a projected value of at least $100,000) in each case acquired after the Closing Date by any Borrower (other than any such real property subject to a Lien expressly permitted by Section 7.3(f)), promptly (i) execute and deliver a first priority Mortgage (subject to Liens permitted by Section 7.3), in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, covering such real property, (ii) if requested by the Collateral Agent, provide the Lenders with (x) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other greater amount as shall be reasonably specified by the Collateral Agent) as well as a surveyor's report and statement which certifies that the buildings, improvements and other assets pertaining to such real property are located entirely on land that constitutes such real property and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

     (c) With respect to any new Restricted Subsidiary created or acquired after the Closing Date by any Borrower (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by any Borrower (subject to Liens permitted by Section 7.3), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Borrower, (iii) cause such new Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, by executing and delivering to the Collateral Agent an Assumption Agreement in the form attached as Annex 1 to the Guarantee and Collateral Agreement, and to become a party to this Agreement as a Borrower, by executing and delivering to the Administrative Agent a Subsidiary Borrower Agreement substantially in the form of Exhibit G,
(B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Administrative Agent and the Lenders a perfected first priority security interest (subject to Liens permitted by Section 7.3) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent and (C) to deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) deliver to the Administrative Agent and the Collateral Agent legal opinions relating to such new Subsidiary and the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent (it being agreed that opinions of substantially the same scope, and from the same counsel, as the opinions delivered pursuant to Section 5.1(h) shall be satisfactory).

     (d) With respect to any new Excluded Subsidiary created or acquired after the Closing Date that is a direct Subsidiary of any Borrower, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Borrower (subject to Liens permitted by Section 7.3), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Borrower, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent (it being agreed that opinions of substantially the same scope, and from the same counsel, as the opinions delivered pursuant to Section 5.1(h) shall be satisfactory).

     6.10. Forest Service Permits. Comply with all of its material obligations and agreements under the Forest Service Permits and under any renewals or extensions thereof and not do or suffer anything which will impair any Forest Service Term Special Use Permit. Make no changes, alterations or amendments to any Forest Service Permit except with the prior written consent of the Administrative Agent or as would not have or reasonably be expected to have a material impact on the operations of any Borrower; provided, however, that changes or alterations in any master plan provided under or incorporated by reference in any Forest Service Term Special Use Permit will not constitute changes, alterations or amendments under this Section 6.10.

     6.11. Agreements with Respect to Excluded Subsidiaries. (a) Conduct its business and operations separately from that of the Excluded Subsidiaries and cause the Excluded Subsidiaries to conduct their business and operations separately from that of each Borrower, by (i) not commingling funds or other assets, (ii) maintaining separate corporate and financial records and observing all corporate formalities, (iii) paying their respective liabilities from their respective assets, except pursuant to any guarantees extended by the Borrowers of obligations of Excluded Subsidiaries and permitted hereunder, (iv) except in the case of GSRP, maintaining capitalization adequate to meet their respective business needs and (v) conducting contractual dealings with third parties in their respective names and as separate and independent entities.

     (b) Cause each Excluded Subsidiary not to conduct any business other than the business indicated for such Excluded Subsidiary on Schedule 6.11 and matters incidental thereto.

     (c) Not permit any Excluded Immaterial Subsidiary to Dispose of any material assets, except Dispositions for fair market value consideration which is dividended or distributed to the Borrower that owns such Excluded Immaterial Subsidiary.

     6.12. Interest Rate Protection. In the case of ASC, within 180 days after the Closing Date, enter into, and thereafter maintain for a period of not less than three years, Swap Agreements to the extent necessary to provide that 50% of the aggregate outstanding principal amount of the Term Loans and the Second Lien Term Loans is subject to interest rate protection for a period of not less than three years, which Swap Agreements shall have terms and conditions reasonably satisfactory to the Agents.

     6.13. Post-Closing Obligations. (a) Use commercially reasonable efforts promptly to obtain Landlord Certificates for the leases listed on Schedule 5.1(k)(v).

     (b) Within 60 days after the Closing Date, cause the operating leases of the Borrowers listed on Schedule 6.13 to be converted into capital leases.

                        SECTION VII. NEGATIVE COVENANTS

     The  Borrowers   hereby  jointly  and  severally  agree  that,   until  the
Obligations  are  Fully  Satisfied,   each  Borrower  shall  not,   directly  or
indirectly:

     7.1. Financial Condition Covenants.

     (a) Minimum Consolidated EBITDA. Permit Consolidated EBITDA for any period of four fiscal quarters of ASC ending with any fiscal quarter set forth below ("LTM EBITDA") to be less than the amount set forth below opposite such fiscal quarter:

        Fiscal Quarter                               Minimum LTM EBITDA

       FY2005 Quarter 2                                 $38,900,000
       FY2005 Quarter 3                                 $38,900,000
       FY2005 Quarter 4                                 $38,900,000
       FY2006 Quarter 1                                 $38,900,000
       FY2006 Quarter 2                                 $38,900,000
  FY2006 Quarter 3 and thereafter                       $42,500,000

provided that, to the extent LTM EBITDA measured at the end of any fiscal quarter is less than the minimum amount specified above for such period of four fiscal quarters, amounts received by the Borrowers during such period consisting of the Net Cash Proceeds of Dispositions of Non-Operating Assets in accordance with Section 7.5(e) ("Non-Operating Asset Sale Proceeds") shall be deemed to be added to LTM EBITDA (in an aggregate amount of up to $2,000,000 in any such period of four fiscal quarters) for the purpose of determining the Borrowers' compliance with this covenant; and, provided, further, that for the purpose of calculating EBITDA for the first and second fiscal quarters of ASC's fiscal year 2005, EBITDA shall be determined as if all operating leases set forth on
Schedule 6.13 has been converted into capital leases during all relevant time periods in such fiscal quarter.

     (b) Minimum Asset Value. Permit the aggregate Appraised Value of the Ski Resort Properties at any time to be less than the Required Value (such requirement, the "Minimum Asset Value Test"), determined pursuant to Appraisals conducted in accordance with the following procedures:

               (i) Appraisals. The Appraised Value of the Ski Resort Properties for the purposes of determining compliance with the Minimum Asset Value Test shall be (A) based initially upon the Appraisals obtained by the Administrative Agent in connection with the Closing Date and delivered pursuant to Section 5.1(q) and (B) based thereafter (subject to Sections 7.1(b)(ii), (iii) and (iv)) on the most recent Desktop Appraisals conducted with respect to the Ski Resort Properties at the request of the Administrative Agent by an Independent Appraiser selected by the Administrative Agent, which Desktop Appraisals shall be obtained annually on or about (but in no event more than 30 days following) each anniversary of the Closing Date (each Appraisal made pursuant to this clause (B), an "Annual Appraisal"). Each Annual Appraisal shall be conducted with respect to Ski Resort Properties in such order as the Administrative Agent may determine, and the Administrative Agent shall provide ASC with preliminary and final results of such Annual Appraisal and preliminary and final indications of variances from ski resort industry multiples employed by such Independent Appraiser promptly as such results or variances become available. A change in the Appraised Value of the Ski Resort Properties reflected in any Annual Appraisal shall become effective on the fifteenth day following the date when the Administrative Agent delivers to ASC a final copy of such Annual Appraisal unless a notice of reappraisal is delivered to the Administrative Agent on or before such day pursuant to Section 7.1(b)(ii) (in which case the procedures specified in such Section shall become applicable).

               (ii) Borrower Reappraisal Right. If the Appraised Value of the Ski Resort Properties determined pursuant to any Annual Appraisal is less than the Required Value at the time of delivery thereof, ASC may, by written notice to the Administrative Agent (delivered not more than 15 days following the date of ASC's receipt of such Annual Appraisal), elect to have the Appraised Value of the Ski Resort Properties determined by Appraisals conducted by an Independent Appraiser selected by ASC and reasonably acceptable to the Administrative Agent, which Appraisals shall be conducted using a methodology similar to that described in Section 7.1(b)(i) and in the definition of "Appraised Value" in Section 1.1 and completed within 45 days after ASC's receipt of such Annual Appraisal, in which case the Appraised Value of the Ski Resort Properties for the purposes of determining compliance with the Minimum Asset Value Test shall (subject to the provisions of Sections 7.1(b)(iii) and (iv)) be the average of the Appraised Values of the Ski Resort Properties determined by such Annual Appraisal and the Appraisals conducted pursuant to this sentence. A change in the Appraised Value of the Ski Resort Properties as a result of a reappraisal under this Section 7.1(b)(ii) shall become effective on the fifteenth day following the date on which the applicable Appraisals are delivered to the Administrative Agent and each Lender under this Section 7.1(b)(ii) unless a notice of dissatisfaction is delivered by any Lender to the Administrative Agent on or before such day pursuant to Section 7.1(b)(iii) (in which case the procedures specified in such Section shall become applicable). If a reappraisal notice is given pursuant to this Section 7.1(b)(ii) but the Appraisals are not delivered pursuant to this Section 7.1(b)(ii) within the time period required hereby, the Appraised Value of the Ski Resort Properties shall be determined on the basis of the Annual Appraisal to which such reappraisal notice related, and the change therein shall become effective on the date when the Appraisals were required to be delivered pursuant to this Section 7.1(b)(ii).

               (iii) Lender Reappraisal Right. If Appraisals are delivered pursuant to Section 7.1(b)(ii) and any Lender is not satisfied with the Appraised Value of the Ski Resort Properties as determined pursuant thereto or is otherwise not satisfied with such Appraisals, such Lender may, by written notice sent to the Administrative Agent (delivered not more than 15 days following the date of the receipt by the requesting Lender of such Appraisals), request to have the Appraised Value of the Ski Resort Properties determined by another Independent Appraiser selected by the Required Lenders. Within ten days of the delivery of the first such notice by any Lender, the Required Lenders shall (x) determine whether to have the Appraised Value of the Ski Resort Properties re-determined, and (y) if they determine to require such a re-determination, provide the Administrative Agent written notice thereof. If the Required Lenders do not provide the written notice described in the immediately preceding sentence within the time period required, the Appraised Value of the Ski Resort Properties shall not be re-determined, and the change in the Appraised Value of the Ski Resort Properties shall be effective on the date when such notice from the Required Lenders was required to be delivered. If the Required Lenders do deliver such notice to the Administrative Agent within the time period required, the Appraised Value of the Ski Resort Properties shall be re-determined by another Independent Appraiser selected by the Required Lenders pursuant to Appraisals conducted by such Independent Appraiser using a methodology similar to that described in Section 7.1(b)(i) and the definition of "Appraised Value" in Section 1.1 and completed within 45 days after the receipt of the applicable notice given by the Required Lenders pursuant to this Section 7.1(b)(iii). On the date of the delivery to the Administrative Agent of such Appraisals pursuant to this Section 7.1(b)(iii), the Appraised Value of the Ski Resort Properties for the purposes of determining compliance with the Minimum Asset Value Test shall be the average of the Appraised Values of the Ski Resort Properties determined by the related Appraisals delivered pursuant to Sections 7.1(b)(i), (ii) and
          (iii) and the change therein shall become effective as of the date of such delivery. If a re-determination notice is given pursuant to this
          Section 7.1(b)(iii) but the requested Appraisals are not delivered within the time period required hereby, the Appraised Value of the Ski Resort Properties for the purposes of determining compliance with the Minimum Asset Value Test shall be the average of the related
          Appraisals delivered pursuant to Sections 7.1(b)(i) and 7.1(b)(ii), and the change therein shall become effective on the date when the Appraisals were required to be delivered pursuant to this Section 7.1(b)(iii).

               (iv) Event of Default or Major Casualty Event. The Administrative Agent may obtain new Appraisals at any time when an Event of Default has occurred and is continuing or after the occurrence of a Major Casualty Event (and in the latter case (x) the Required Value shall be measured after giving effect to any concurrent prepayment of Term Loans or reduction of Revolving Commitments, whether mandatory or voluntary, in connection therewith and (y) if a Reinvestment Notice shall have been delivered in connection with the Recovery Event resulting from such Major Casualty Event, the Appraised Value shall be determined assuming that the Net Cash Proceeds thereof have been reinvested as specified in such Reinvestment Notice).

     (c) Annual Liquidity Test. On April 1 of any year prior to the Revolving Termination Date, permit any Revolving Loans to be outstanding other than Revolving Loans borrowed on such date to repay Reimbursement Obligations due on such date.

     7.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Borrower pursuant to any Loan Document;

          (b) Indebtedness (including Purchase Money Indebtedness (as defined below)) outstanding on the date hereof and listed on Schedule 7.2(b) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof (after giving effect to any repayments) except for increases to the extent of any premium and reasonable costs and expenses or capitalized interest);

          (c) (i) Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 7.3(f) ("Purchase Money Indebtedness") in an aggregate principal amount at any one time outstanding, which when added to the aggregate then outstanding principal amount of any secured Indebtedness specified on Schedule 7.2(b) and any refinancings, refundings, renewals or extensions thereof, is not greater than $30,000,000 during ASC's 2005 and 2006 fiscal years, $27,500,000 during ASC's 2007 and 2008 fiscal years, and $25,000,000 thereafter;

          (d) Indebtedness in respect of the Senior Subordinated Notes (so long as all Senior Subordinated Notes remaining outstanding after the Closing Date are repurchased, redeemed or defeased in full within 60 days after the Closing Date and the requirements of Section 5.1(p) have been met) and the Existing Junior Subordinated Notes;

          (e) Indebtedness of any Borrower to any other Borrower;

          (f) Payment and performance bonds entered into in the ordinary course of business in support of the activities of any Borrower in conjunction with Capital Expenditures permitted hereunder; provided, that the aggregate amount of such payment and performance bonds outstanding at any time shall not exceed $1,000,000;

          (g) Indebtedness constituting Second Lien Debt and any refinancing, refunding, renewal or extension thereof (without increasing, or shortening the maturity of, the principal amount thereof (after giving effect to any repayments) except for increases to the extent of any premium and reasonable costs and expenses or capitalized interest), subject to the Intercreditor Agreement;

          (h) Indebtedness in respect of the New Junior Subordinated Notes issued in exchange for or as a conversion of the Series A Preferred Stock on a dollar-for-dollar basis; and

          (i)  Indebtedness   incurred  in  connection  with  the  financing  of
     insurance premiums for insurance policies obtained in the ordinary course of business.

     7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Borrower in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which secure payment of obligations (other than Indebtedness) that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Borrower in conformity with GAAP;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance (other than ERISA) and other social security legislation;

          (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower;

          (e) Liens in existence on the date hereof listed on Schedule 7.3(e), provided that no such Lien is spread to cover any additional property after the Closing Date (except for additional property in the nature of improvements to property already subject to any such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien) and that, if securing Indebtedness, the principal amount of Indebtedness secured thereby is not increased;

          (f) Liens securing Indebtedness of ASC or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (except for additional property in the nature of improvements to property already subject to any such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien) and (iii) the amount of Indebtedness secured thereby is not increased;

          (g) Liens created pursuant to the Security Documents;

          (h) any interest or title of a lessor under any lease entered into by any Borrower in the ordinary course of its business and covering only the assets so leased;

          (i) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (j) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding which has not yet resulted in an Event of Default, provided that the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings satisfactory to the Administrative Agent and adequate reserves with respect thereto are maintained on the books of the applicable Borrower in conformity with GAAP;

          (k) possessory Liens in favor of securities intermediaries, commodity intermediaries, brokers and dealers arising in connection with the acquisition or disposition of Investments of the type permitted by Section 7.8(b), provided that such Liens (i) attach only to such Investments and
     (ii) secure only obligations incurred in the ordinary course of business of the relevant Borrower and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

          (l) leases permitted by Section 7.5;

          (m) Liens on Collateral  securing  Indebtedness  incurred  pursuant to
     Section 7.2(g), subject to the Intercreditor Agreement; and

          (n) Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with respect thereto.

     7.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) any Borrower may be merged or consolidated with or into any other Borrower (provided that, in the case of any such merger or consolidation involving ASC, ASC shall be the continuing or surviving corporation);

          (b) any Borrower may Dispose of any or all of its assets (i) to any other Borrower (upon voluntary liquidation or otherwise) in a Disposition permitted by Section 7.5(c) or (ii) pursuant to any other Disposition permitted by Section 7.5; and

          (c)  any  Investment   expressly  permitted  by  Section  7.8  may  be
     structured as a merger, consolidation or amalgamation.

     7.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary Borrower, issue or sell any shares of such Subsidiary Borrower's Capital Stock to any Person, except:

          (a) the Disposition in the ordinary course of business of obsolete or worn out property with an aggregate book value or fair market value, whichever is less, not in excess of $500,000 in any fiscal year;

          (b) the sale, lease or other disposition of inventory in the ordinary course of business;

          (c) Dispositions to any other Borrower (upon voluntary liquidation or otherwise); provided that any Disposition of Collateral included therein shall be made subject to the Liens of the Collateral Agent thereon and, prior to any such Disposition, the applicable Borrowers shall have taken all action required by the Collateral Agent to create, perfect and protect such Liens and the priority thereof;

          (d) the sale or issuance of any Restricted Subsidiary's Capital Stock to any Borrower;

          (e) the Disposition of Non-Operating Assets for fair market value (measured in the case of Dispositions of Non-Operating Assets for consideration in excess of $5,000,000 based on the appraised value of such Non-Operating Assets) cash consideration not to exceed in the aggregate for any fiscal year of ASC, $4,000,000; provided that in any fiscal year of ASC, the amount in this clause (e) may be increased by the Additional Non-Operating Asset Sale Amount for such fiscal year if:

               (i) LTM EBITDA for the period ending on the last day of the third fiscal quarter of the preceding fiscal year was not less than the LTM EBITDA required for such period pursuant to Section 7.1(a) without giving effect to the addition of any Non-Operating Asset Sale Proceeds permitted by the proviso to such Section, and

               (ii) an amount equal to at least 50% (or, if at the time of any Disposition pursuant to this clause (e) the aggregate amount of cash proceeds of Dispositions of Non-Operating Assets by the Borrowers since the Closing Date exceeds $45,000,000, 75%) of the excess, if any, of (x) the aggregate amount of Non-Operating Asset Sale Proceeds received by the Borrowers in any fiscal year of ASC from Dispositions pursuant to this clause (e) over (y) $4,000,000 is applied in accordance with Section 2.9(b) (and such amount will be deemed to constitute Net Cash Proceeds of a Material Asset Sale for purposes of
          Section 2.9(b));

          (f) the license of intellectual property in the ordinary course of business;

          (g) dispositions of Capital Stock of Grand Summit Resort Properties, Inc. and Community Water Company;

          (h) Leases that have a lease term of three years or less (or no more than five years with a five-year renewal term in the case of subclause (i) below) that are (i) retail space leases to third-party retailers, (ii) other leases covering spaces of 10,000 square feet or less, or (iii) ground leases of real property other than (x) Skiable Terrain, (y) improved real property (except in the case of a replacement or renewal of any lease on such property existing as of the Closing Date) or (z) any other property necessary for the operation of any Ski Resort Properties in the ordinary course of business;

          (i)  Dispositions  of  Non-Operating   Assets  consisting  of  capital
     contributions permitted by Section 7.8(j);

          (j) transfers to Wolf Mountain Resorts, LC ("Wolf") of (i) 100 hotel/lodging unit undeveloped lots in Red Pine Village at The Canyons, together with associated water rights and utilities, in accordance with
     Section 12 of the Second  Amendment  to Ground  Lease  between ASC Utah and
     Wolf and (ii) ASC Utah's interest in the land underlying the Willow Draw subdivision, consisting of 35 undeveloped residential lots, in accordance with Section 9 of the Second Amendment to Ground Lease between ASC Utah and Wolf, together with associated water rights and utilities; and

          (k) modifications of the "Premises" under the Ground Lease between Wolf and ASC Utah to facilitate property re-alignment and base area development at The Canyons, on terms disclosed to and approved by the Administrative Agent.

     7.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower (collectively, "Restricted Payments"), except that (a) any Borrower may make Restricted
Payments to any other Borrower and (b) ASC shall be permitted make Restricted Payments of up to $5,000,000 in the aggregate since the Closing Date, whether in a single transaction or a series of related transactions, to purchase or acquire common stock of ASC not held by Oak Hill so long as (i) the ratio of (x) the sum of the aggregate outstanding amounts of the Term Loans, the Revolving Extensions of Credit and the Second Lien Term Loans on the date of any such Restricted Payment to (y) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended as of such date for which financial statements have been delivered in accordance with Section 6.1(a) or (b) shall not be greater than 4.20:1.00, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) after the consummation of such single transaction, ASC will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934 (or such obligations shall be suspended) or, in any case where such purchases or acquisitions are being effected pursuant to a series of related transactions, it is reasonable to conclude that, after completion of all transactions in such series (and the termination of any applicable suspension period), ASC will no longer be subject to such reporting requirements and, after completion of the final transaction in such series, ASC is, in fact, no longer subject to such reporting requirement.

     7.7. Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrowers in the ordinary course of business made while no Event of Default has occurred and is continuing not exceeding in any fiscal year of ASC the sum of (i) $15,500,000, (ii) an amount equal to 50% of the aggregate excess of LTM EBITDA for the prior fiscal year over the minimum LTM EBITDA required by Section 7.1(a) for such fiscal year (without adding in any Non-Operating Asset Sale Proceeds as permitted by the proviso to such Section), (iii) an amount equal to Non-Operating Asset Sale Proceeds received during such fiscal year in excess of the aggregate amount of such proceeds applied to satisfy the minimum LTM EBITDA requirements of Section 7.1(a) for such fiscal year, up to a maximum of $4,000,000 for this clause (iii), and (iv) an amount equal to 50% of the Non-Operating Asset Sale Proceeds received during such fiscal year from any additional Disposition of Non-Operating Assets permitted pursuant to the proviso to Section 7.5(e); provided, that any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year; and provided, further, that the Borrowers shall be permitted to make additional Capital Expenditures (A) as described on Schedule 7.7 so long as (x) such Capital Expenditures do not exceed in any such fiscal year the amount set forth for such fiscal year on Schedule 7.7 (provided that if the amount set forth on such Schedule to be expended for any such item in any fiscal year is not expended in such fiscal year for such item, the amount for such item not so expended in such fiscal year may be expended for such item in any subsequent fiscal year) and are for the items described on such Schedule 7.7 and (y) for each such described item, the amount expended on such item does not exceed the amount set forth on such Schedule for such item; (B) in respect of the conversion of operating leases existing on the Closing Date and listed on

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                                                                              60


Schedule 6.13 into Capital Leases within 60 days after the Closing Date and (C) with the Net Cash Proceeds of any Recovery Event with respect to which a Reinvestment Notice has been delivered in accordance with Section 2.9(b).

     7.8. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), or have outstanding any Investment, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) Investments in Cash Equivalents;

          (c) Guarantee Obligations permitted by Section 7.2;

          (d) (i) existing Investments in the Capital Stock of Subsidiaries that are not Borrowers, as described on Schedule 4.15, (ii) outstanding intercompany loans and advances, as listed as Indebtedness on Schedule 7.2(b) and permitted by Section 7.2, and (iii) other existing Investments described on Schedule 7.8(d);

          (e) Capital Expenditures permitted by Section 7.7 that are structured as Investments;

          (f) Restricted Payments permitted under Section 7.6;

          (g) intercompany Investments by any Borrower in any other Borrower;

          (h) Investments acquired in connection with the bankruptcy or workout of account debtors;

          (i) Investments in respect of Swap Agreements permitted under Section 7.12;

          (j) the Investments described on Schedule 7.8(j); and

          (k) Investments in SS Associates, LLC in connection with the call by Killington, Ltd., or the put by TMG Associates, LLC to Killington, Ltd., of TMG Associates, LLC's membership interest in SS Associates, LLC in accordance with the terms of the Limited Liability Company Operating Agreement of SS Associates, LLC dated October 15, 2004, as such agreement is in effect on the date hereof.

     7.9. Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Subordinated Notes or (except in the case of voluntary prepayments with amounts not accepted for prepayment by any Term Lender in accordance with Section 2.9(d)) Second Lien Debt; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Subordinated Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or waive any default or make any covenant less restrictive and (ii) does not involve the payment of a consent fee); (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Preferred Stock (other than any such amendment, modification, waiver or other change that (x) would extend the scheduled redemption date or reduce the amount of any scheduled redemption

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                                                                              61


payment or reduce the rate or extend any date for payment of dividends thereon and (y) does not involve the payment of a consent fee); or (d) designate any Indebtedness (other than obligations of the Borrowers pursuant to the Loan Documents and the Second Lien Loan Documents) as "Designated Senior Debt" (or any other defined term having a similar purpose) for the purposes of the Junior Subordinated Note Indentures.

     7.10. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Borrower) except that a Borrower (a) may pay reasonable salaries, fees and bonuses (including the reimbursement of expenses and the granting of stock options and phantom stock awards) to its directors, officers and employees in accordance with prudent and customary business practices, (b) may enter into transactions with an Affiliate on terms that are not materially less favorable to such Borrower taken as a whole than those which could be obtained at the time from Persons who are not Affiliates and which transactions
(x) to the extent in excess of $250,000 for each transaction or a series of related transactions are disclosed to the Administrative Agent in writing and
(y) to the extent in excess of $5,000,000 for each transaction or a series of related transactions are approved by the Supermajority Lenders, in each case prior to the consummation of such transactions, (c) may amend, modify, waive or otherwise change the terms of (i) any Junior Subordinated Notes or Preferred Stock to the extent permitted by Section 7.9, (ii) the Loan Documents as permitted by the terms thereof, and (iii) the Second Lien Loan Documents to the extent permitted by the Intercreditor Agreement, (d) may enter into and perform their obligations under the Loan Documents and (e) enter into such other transactions with Affiliates that have been approved in advance in writing by the Administrative Agent. Notwithstanding the foregoing, so long as no Event of Default is continuing, the Borrowers may pay management fees to Affiliates in an aggregate amount for all such Affiliates not to exceed $100,000 in any fiscal year of ASC.

     7.11. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower of real or personal property that has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower, except in connection with a Disposition of Non-Operating Assets which otherwise complies with this Agreement.

     7.12.  Swap  Agreements.  Enter  into any Swap  Agreement,  except (a) Swap
Agreements entered into to hedge or mitigate risks to which ASC or any Restricted Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of ASC or any Restricted Subsidiary.

     7.13. Changes in Fiscal Periods. Permit the fiscal year of ASC to end on a day other than the last Sunday in July or change ASC's method of determining fiscal quarters.

     7.14. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any other Borrower or to guarantee Indebtedness of any other Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents or the Second Lien Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.14 (but shall apply to any extension or renewal of any such restriction, or any amendment or modification of any such restriction or condition making such restriction or condition more restrictive), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets or stock pending such

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                                                                              62


sale, provided such restrictions and conditions apply only to the Subsidiary or assets or stock that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     7.15. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which ASC and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

     7.16. Maintenance Capital Expenditures Variance. Permit the actual amount of maintenance Capital Expenditures of the Borrowers in any fiscal year of ASC to be less than the maintenance Capital Expenditures of the Borrowers budgeted for such fiscal year in the budget delivered for such fiscal year pursuant to
Section 6.2(b) by more than 10%.

                        SECTION VIII. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

          (a) (i) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or
     (ii) any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within, in the case of subclause (ii) only, five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) any Borrower shall default in the observance or performance of any agreement contained in Section 6.4, Section 6.5(b), Section 6.7(a),
     Section 6.10, Section 6.11 or Section 6.12 or Section 7 (other than Section 7.1(b)) of this Agreement or Section 5.4 or 5.6(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of (i) in the case of
     Section 7.1(b), five Business Days or (ii) in any other case, 30 days after notice to ASC from the Administrative Agent or the Required Lenders; or
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                                                                              63


          (e) any Borrower shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation with respect to Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds, individually, $2,000,000, or in the aggregate, $5,000,000 (or with respect to any Junior Subordinated Notes regardless of whether the outstanding principal amount of such Indebtedness at such time exceeds any such threshold); or

          (f) (i) any Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
     (i), (ii), or (iii) above; or (v) any Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event

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                                                                              64


     or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against one or more Borrowers involving in the aggregate a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any Affiliate of any Borrower, shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Borrower or any Affiliate of any Borrower shall so assert; or

          (k) a Change of Control shall occur; or

          (l) any Junior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the relevant Junior Subordinated Note Indenture, or any Borrower, any Affiliate of any Borrower, the trustee in respect of the Junior Subordinated Notes or the holders of a majority in aggregate principal amount of the Junior Subordinated Notes shall so assert;

          (m) any license, approval or permit held by any Borrower is terminated, withdrawn or not renewed, or suspended for more than ten Business Days and such termination, withdrawal, non-renewal or suspension could, in the judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect;

          (n) any material term of the Intercreditor Agreement shall cease, for any reason, to be in full force and effect, or any Borrower, any Affiliate of any Borrower, the Second Lien Collateral Agent or the Second Lien Required Lenders (as each such term is defined in the Intercreditor Agreement) shall so assert.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to ASC, declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to ASC, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been fully satisfied, the balance, if any, in such cash collateral account shall be returned to the relevant Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

                             SECTION IX. THE AGENTS

     9.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Each Lender (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the terms thereof, (c) agrees that it will be bound by the Intercreditor Agreement (including the provisions of Section 7.05 thereof) and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the Second Lien Loan Documents to extend credit to ASC, and such lenders are intended third party beneficiaries of these provisions.

     9.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     9.3. Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

     9.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders, the Supermajority Lenders or the applicable Majority Facility Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders, the Supermajority Lenders or the applicable Majority Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders, the Supermajority Lenders or the applicable Majority Facility Lenders); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Borrower or any affiliate of a Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any affiliate of a Borrower that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8. Agents in Their Individual Capacities. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though it were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     9.9. Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign in such capacity upon 10 days' notice to the Lenders and ASC. If the Administrative Agent or the Collateral Agent fails to perform its obligations under the Loan Documents, such Agent may be removed by the Required Lenders upon 10 days' notice to such Agent and ASC. If such Agent shall resign or be removed in such capacity under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, unless an Event of Default shall have occurred and be continuing, be subject to approval by ASC (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as the case may be, and the term "Administrative Agent" or "Collateral Agent", as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as the applicable Agent by the date that is 10 days following the applicable retiring Agent's notice of resignation or removal, the applicable retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent's resignation as such Agent or its removal pursuant to this Section 9, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

     9.10.  Syndication Agent.  Notwithstanding the foregoing provisions of this
Section IX, the Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.


                            SECTION X. MISCELLANEOUS

     10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Borrower party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent (with the consent of the Required Lenders), as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any payment of principal in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) or extend the date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 or under any other Loan Document without the written consent of such Lender; (iii) change the definition of Required Lenders or Supermajority Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any Guarantor from its obligations under the Guarantee and Collateral Agreement (except in accordance with Section 10.14), or change the application of any prepayment of the Loans or reduction of the Revolving Commitments required pursuant to Section 2.9(b), in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.15 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of
Section IX without the written consent of each Agent directly  affected thereby;
(vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (viii) change the definition of the terms "Obligations", "Excess Cash Flow" or "Net Cash Proceeds", expand the obligations secured by any of the Security Documents to include those other than the Obligations, amend, modify or waive any provision of Section 2.9, Section 7.1(b), Section 7.2, Section 7.3, Section 7.5, Section 7.8, the last two sentences of Section 9.1, any provision of the Intercreditor Agreement or
Section 6.5 of the Guarantee and Collateral Agreement, in each case described in this clause (viii) without the consent of the Supermajority Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of any Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent and ASC in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

        The Borrowers:                c/o American Skiing Company
                                      136 Heber Avenue, #303
                                      Park City, UT 84060
                                      Attention:  Betsy Wallace
                                      Telecopy:  (435) 615-4780
                                      Telephone:  (435) 615-0360

        With a copy to:               American Skiing Company
                                      One Monument Way
                                      Portland, ME 04101
                                      Attention:  Foster A. Stewart, Esq.
                                      Telecopy:  (207) 791-2607
                                      Telephone:  (207) 773-7934

        Administrative Agent:        General Electric Capital Corporation
                                     401 Merritt Seven, Second Floor
                                     Norwalk, CT  06851
                                     Attention:  Jennifer Lane
                                     Telecopy:  (203) 229-1992
                                     Telephone:  (203) 229-1428

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or ASC may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     10.5. Payment of Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent and the Syndication Agent for all their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including reasonable appraisal fees and expenses, the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses (but excluding costs and expenses of surveys conducted  pursuant to Section  6.6(c)),  with  statements  with  respect to the foregoing to be submitted to ASC prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate (provided that the agreement by the Borrowers to reimburse any such costs and expenses incurred by the Administrative Agent in connection with the development, preparation and execution of the Loan Documents and any other documents prepared in connection therewith shall be subject to the limitations and further agreements contained in the fee letter with the Co-Lead Arrangers and Joint Bookrunners (the "Fee Letter")), (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower or any of the properties it owns, operates or leases and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrowers agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them may have by statute or otherwise against any Indemnitee, except to the extent resulting from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after receipt of written demand therefor. Statements payable by the Borrowers pursuant to this Section 10.5 shall be submitted to Betsy

Wallace (Telephone No. (435) 615-0360) (Telecopy No. (435) 615-4780), at the address of the Borrowers set forth in Section 10.2, or to such other Person or address as may be hereafter designated by ASC in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

          (A) the Borrowers (such consent not to be unreasonably withheld), provided that no consent of the Borrowers shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if a Default has occurred and is continuing, any other Person;

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all of or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

          (C) the Issuing Lender, provided that no consent of the Issuing Lender shall be required for an assignment of all or any portion of a Term Loan or a Revolving A Commitment.

               (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

          (B) the parties to each  assignment  shall  execute and deliver to the
     Administrative  Agent  an  Assignment  and  Assumption,   together  with  a
     processing and recordation fee of $3,500; and

          (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

     For the purposes of this Section 10.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (iii) Subject to acceptance  and  recording  thereof  pursuant to paragraph
(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.17 unless such Participant complies with
Section 2.17(d).

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or the Federal Home Loan Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

     (e) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

     (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     10.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall have become immediately due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, while any Event of Default is continuing, to set off and appropriate and apply against any amount then due and payable any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the relevant Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     10.11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     10.12.   Submission  To   Jurisdiction;   Waivers.   Each  Borrower  hereby
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     10.13. Acknowledgments. Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

     10.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by any Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

     (b) At such time as the Obligations shall have been Fully Satisfied, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Borrower under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. The Administrative Agent agrees to execute such further agreements, instruments and other documents as may be reasonably requested by the Borrowers, at the expense of the Borrowers, to evidence and effect such termination.

     10.15. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Borrower, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority (including any Governmental Authority having regulatory oversight of any Lender, including the FDIC and the Federal Home Loan Bank), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or to any Lender's funding source or lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

     10.16. Joint and Several Liability of Borrowers. Each Borrower hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all of the liabilities, obligations, covenants and agreements of the Borrowers hereunder and under the other Loan Documents, whether now or hereafter existing or due or to become due. The obligations of the Borrowers under the Loan Documents may be enforced by the Administrative Agent and the Lenders against any one or more Borrowers or all of them in any manner or order selected by the Administrative Agent or the requisite Lenders in their sole discretion. Each Borrower hereby irrevocably waives (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against any other Borrower due to any payment or performance made under this Agreement, in each case until all Obligations shall have been Fully Satisfied. Without limiting the foregoing provisions of this
Section 10.16, each Borrower acknowledges and agrees that:

          (a) its obligations under this Agreement shall remain enforceable against it even though such obligations may be unenforceable or not allowable against any other Borrower due to the existence of an insolvency proceeding involving any other Borrower;

          (b) its obligations under this Agreement are independent of the obligations of each other Borrower, and a separate action or actions may be brought and prosecuted against it in respect of such obligations irrespective of whether any action is brought against any other Borrower or any other Borrower is joined in any such action or actions;

          (c) it hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

               (i) any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto in respect of any other Borrower;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any other Borrower under or in respect of this Agreement, or any other amendment or waiver of or any consent to departure from this Agreement, in respect of any other Borrower;

               (iii) any change, restructuring or termination of the structure or existence of any other Borrower;

               (iv) the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other Person with respect to any obligations of the Borrower under this Agreement; or

               (v) any other circumstance (including any statute of limitations but other than the Obligations having been Fully Satisfied) or any existence of or reliance on any representation by any other Person that might otherwise constitute a defense available to, or a discharge of, any other Borrower;

          (d) its obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of any other Borrower, all as though such payment had not been made; and

          (e) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.

          (f) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Borrower under this Section and under the other Loan Documents for the obligations of the other Borrowers (in its capacity as a joint and several obligor and a guarantor) shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to any applicable right of contribution established in Section 2.2 of the Guarantee and Collateral Agreement).

     10.17. Appointment of ASC as Borrowers' Agent. ASC is hereby appointed as the Borrowers' agent hereunder by each Borrower (in such capacity, the "Borrowers' Agent"). Each Borrower hereby authorizes, directs and empowers ASC to act for and in the name of such Borrower and as its agent hereunder and under the Loan Documents and other instruments and agreements referred to herein. ASC hereby accepts each such appointment. Each Borrower hereby irrevocably authorizes ASC to take such action on such Borrower's behalf and to exercise such powers hereunder, under the other Loan Documents, and under the other agreements and instruments referred to herein or therein as may be contemplated being taken or exercises by such Borrower by the terms hereof and thereof, together with such powers as may be incidental thereto, including to borrow hereunder and deliver notices of borrowing, Letter of Credit requests and Compliance Certificates hereunder, to repay or prepay Loans made hereunder, to reduce the Commitments, to pay interests, fees, costs and expenses incurred in connection with the Loans, this Agreement, the other Loan Documents, and the other agreements and instruments referred to herein, to receive from or deliver to the Administrative Agent any notices, statements, reports, certificates or other documents or instruments contemplated herein, in the other Loan Documents or in any other agreement or instrument referred to herein and to receive from or transmit to the Administrative Agent any Loan proceeds or payments. The Administrative Agent and each Lender shall be entitled to rely on the appointment and authorization of ASC with respect to all matters related to this Agreement, the other Loan Documents and any other agreements or instruments referred to herein whether or not any particular provision hereof or thereof specifies that such matters may or shall be undertaken by Borrowers' Agent. In reliance hereon, the Administrative Agent and each Lender may deal only with ASC with the same effect as if the Administrative Agent or such Lenders had dealt with each Borrower separately and individually.

     10.18. Killington Indenture. The Lenders and Agents acknowledge that the Obligations of Killington, Ltd. are not superior in right of payment to the unsecured Indebtedness of Killington, Ltd. issued pursuant to the Indentures dated December 21, 1984, September 25, 1986, November 5, 1987, October 13, 1989 and October 24, 1990 between Killington, Ltd. and The Howard Bank, as trustee.

     10.19. WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           AMERICAN SKIING COMPANY


                           By: /s/ Foster A Stewart, Jr
                              -----------------------------------
                              Name: Foster A Stewart, Jr
                              Title: Senior Vice President


                           AMERICAN SKIING COMPANY RESORT PROPERTIES, INC. ASC LEASING, INC.
                           ASC UTAH
                           BLUNDER BAY DEVELOPMENT, INC.
                           DOVER RESTAURANTS, INC.
                           KILLINGTON, LTD.
                           KILLINGTON RESTAURANTS, INC.
                           L.B.O. HOLDING, INC.
                           MOUNT SNOW LTD.
                           MOUNTAINSIDE
                           PERFECT TURN, INC.
                           PICO SKI AREA MANAGEMENT COMPANY
                           S-K-I LTD.
                           STEAMBOAT SKI & RESORT CORPORATION
                           SUGARLOAF MOUNTAIN CORPORATION
                           SUNDAY RIVER LTD.
                           SUNDAY RIVER SKIWAY CORPORATION


                           By:  /s/ Helen E Wallace
                              ---------------------------------
                              Name: Helen E Wallace
                              Title:  Authorized Officer of each of the
                                        foregoing Borrowers


                           GENERAL ELECTRIC CAPITAL CORPORATION, as
                           Administrative Agent, as Collateral Agent and as a Lender

                           By: /s/ Julia R Meade
                              ---------------------------------
                              Name: Julia R Meade
                              Title: Duly Authorized Signatory


                           CREDIT SUISSE FIRST BOSTON, as Syndication Agent and as a Lender

                           By: /s/ Robert Hetu
                              ---------------------------------
                              Name: Robert Hetu
                              Title: Director

                           By: /s/ Vanessa Gomez
                              ---------------------------------
                              Name: Vanessa Gomez
                              Title: Associate



                           NATEXIS BANQUES POPULARIES, as a Lender

                           By: /s/ Harold Birk
                              ---------------------------------
                           Name: Harold Birk
                           Title: Vice President


                           By: /s/ Tefta Ghilaga
                              ----------------------------------
                           Name: Tefta Ghilaga
                           Title: Vice President


                           WELLS FARGO BANK, NA, as a Lender

                           By: /s/ [Illegible]
                              ----------------------------------
                           Name: [Illegible]
                           Title: Sr Vice President